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                                                                  Exhibit 10.1


                                CREDIT AGREEMENT


                                  BY AND AMONG


                                HAWK CORPORATION,

                                       AND

             CERTAIN OF ITS DOMESTIC SUBSIDIARIES FROM TIME TO TIME

                                  PARTY HERETO,

                          AS BORROWERS AND GUARANTORS,


                     THE LENDING INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,


                       J.P. MORGAN BUSINESS CREDIT CORP.,

                                   AS ADVISOR,


                              JPMORGAN CHASE BANK,

    AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, ISSUING BANK AND ARRANGER,

                         PNC BANK, NATIONAL ASSOCIATION

                            AS A DOCUMENTATION AGENT

                                       AND

                               FLEET CAPITAL CORP.

                            AS A DOCUMENTATION AGENT




                          DATED AS OF OCTOBER 18, 2002


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                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of October 18, 2002 among Hawk Corporation, a Delaware corporation ("HAWK"), each of the other Borrowers (defined herein) from time to time party hereto, as joint and several co-borrowers, the Lenders from time to time party hereto, J.P. Morgan Business Credit Corp., as Advisor, JPMorgan Chase Bank, as arranger, administrative agent and collateral agent for the Lenders (in such capacities, together with its successors in such capacities, the "AGENT") and as Issuing Bank (defined herein), PNC Bank, National Association, as documentation agent (in such capacity, together with its successors in such capacity, a "DOCUMENTATION AGENT"), and Fleet Capital Corp., as documentation agent (in such capacity, together with its successors in such capacity, a "DOCUMENTATION AGENT".

                             PRELIMINARY STATEMENTS

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in Article 1 are used herein as so defined.

         (2) The Borrowers have applied to the Lenders for credit facilities in the aggregate principal amount of $53,000,000 in order (i) to refinance existing indebtedness and pay related expenses in connection therewith and expenses related to the issuance of the Exchange Notes (defined below), (ii) to provide for working capital, (iii) to, under certain circumstances, redeem Hawk's Pre-Exchange Notes (defined below), and (iv) for general corporate purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.

         (4) Each of the Borrowers will be jointly and severally liable for all Obligations made hereunder.

         NOW THEREFORE, it is agreed:

                                   ARTICLE 1

                          DEFINITIONS; ACCOUNTING TERMS

         SECTION 1.01 DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "ACCEPTING LENDERS" has the meaning set forth in SECTION 2.18(d).

         "ACCOUNT" means any account receivable or right of Hawk or any of its Domestic Subsidiaries to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

         "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.


                                     Page 7
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         "ACQUISITION" means any transaction pursuant to which Hawk or any of its Domestic Subsidiaries: (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person (other than the Borrowers or any Person that is then a Wholly-Owned Subsidiary of any Borrower), pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing; (b) makes any Person a Subsidiary of Hawk or any of its Subsidiaries, or causes any such Person to be merged into Hawk or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of Hawk or any of its Subsidiaries, or a combination thereof; or
(c) purchases all or substantially all of the business or assets of any Person.

         "ADDITIONAL COSTS" has the meaning set forth in SECTION 3.01(a).

         "ADJUSTED BASE RATE" means, for any day, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus one-half of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "ADJUSTED EURODOLLAR RATE" means, with respect to any borrowing for any Eurodollar Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate.

         "AFFECTED LOANS" has the meaning set forth in SECTION 3.04.

         "AFFECTED PARTY" has the meaning set forth in SECTION 3.01(a).

         "AFFECTED TYPE" has the meaning set forth in SECTION 3.04.

         "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, any other Person.

         "AGENT" has the meaning set forth in the preamble to this Agreement.

         "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "APPLICABLE COMMITMENT FEE RATE" means a rate of interest per year (expressed in basis points), determined by the Agent in accordance with the Pricing Grid, which shall initially be equal to thirty-seven and one-half (37.5) basis points until changed for any Base Rate Margin Period after the earlier of
(i) the first Banking Day on which the Agent receives the audited financial statements of Hawk and its Subsidiaries for the fiscal year ending December 31, 2002, or (ii) March 31, 2003. Anything in the Agreement to the contrary notwithstanding, after the



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occurrence and during the continuance of any Event of Default, the Applicable
Commitment Fee Rate shall equal fifty (50) basis points.

         "APPLICABLE MARGIN" means the Base Rate Margin in respect of each Base Rate Loan and the Eurodollar Margin in respect of each Eurodollar Loan.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by the Agent in accordance with SECTION 12.05 and in substantially the form of EXHIBIT G.

         "AUTHORIZATION LETTER" means the letter agreement executed by the Borrowers in the form of EXHIBIT H.

         "AVAILABLE FUNDS" means all deposits in the Collateral Account which have been made by 2:00 p.m. on a Banking Day, or such later time in any Banking Day as the Agent shall have expressly consented to.

         "BANKING DAY" means any day on which commercial banks are not authorized or are not required to be closed in New York, New York and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "BASE RATE LOAN" means any Loan hereunder bearing interest at a rate based upon the Adjusted Base Rate.

         "BASE RATE MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof until the earlier of (i) the first Banking Day on which the Agent receives the audited financial statements of Hawk and its Subsidiaries for the fiscal year ending December 31, 2002 or
(ii) March 31, 2003, zero (0) basis points for Revolving Credit Loans other than the Fixed Asset Advance, fifty (50) basis points for Revolving Credit Loans that are part of the Fixed Asset Advance and fifty (50) basis points for any CapEx Loans; and

         (b) For each Base Rate Margin Period thereafter, the Base Rate Margin as set forth in the Pricing Grid for Revolving Credit Loans other than the Fixed Asset Advance, Revolving Credit Loans that are part of the Fixed Asset Advance and CapEx Loans, as applicable.

         Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, interest shall accrue on all Loans at the Default Rate.

         "BASE RATE MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the financial statements pursuant to SECTION 6.08(c), accompanied by the Compliance Certificate required to be delivered by Hawk pursuant to SECTION 6.08(d) for the prior month and ending on the day immediately preceding the commencement of the next Base Rate Margin Period.



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         "BORROWERS" means each of Hawk and its Domestic Subsidiaries party hereto as Borrowers, jointly and severally, together with (i) any Domestic Subsidiary of Hawk which becomes a Borrower hereunder pursuant to SECTION 6.17 and pursuant to such documentation as the Agent shall reasonably request and
(ii) all of their respective successors and assigns; and "BORROWER" means any one of the Borrowers.

         "BORROWERS' AGENT" has the meaning set forth in SECTION 1.05.

         "BORROWING BASE" means the sum in Dollars of the following determined as of the latest Borrowing Base Certificate delivered to the Agent:

         (a) up to 85% of the aggregate amount of Eligible Accounts; plus

         (b) up to the lesser of (i) the sum of (a) 65% of Eligible Inventory which is not work-in process and (b) 25% of Eligible Inventory which is work-in-process, up to a maximum of $4,000,000, (ii) 85% of the appraised net recovery value of Eligible Inventory based on an inventory appraisal acceptable to the Agent in its sole discretion and (iii) $15,000,000; plus

         (c) the Fixed Asset Availability;

in each case, as calculated by the Agent from time to time; PROVIDED, HOWEVER, that the Agent, in its reasonable discretion, may on five (5) Banking Days' prior written notice to the Borrowers' Agent from time to time adjust the Borrowing Base by reducing the percentages of Eligible Accounts or Eligible Inventory, establishing reserves, imposing maximum dollar amounts of collateral availability or providing for other reductions in the amount of the Borrowing Base as the Agent deems appropriate in its reasonable judgment from time to time.

         "BORROWING BASE CERTIFICATE" means and includes the periodic Borrowing Base Certificate delivered by the Borrowers' Agent to the Agent in substantially the form of EXHIBIT F.

         "CAPEX ASSET" means equipment, fixed assets, real property or improvements (including plant expansion) acquired on or after the Closing Date which should, in accordance with GAAP, be reflected as additions to property, plant or equipment on a Person's balance sheet.

         "CAPEX AVAILABILITY DATE" means the date on which the Agent has received audited financial statements for Hawk and its Subsidiaries for the Fiscal Year ending December 31, 2002 accompanied by the Compliance Certificate required to be delivered for such Fiscal Year.

         "CAPEX COMMITMENTS" means the commitments of the Lenders to make CapEx Loans to the Borrowers as in effect from time to time hereunder. The aggregate amount of the CapEx Commitments shall initially equal $3,000,000, as may be reduced pursuant to SECTION 2.10.

         "CAPEX COMMITMENT AMOUNT" means, with respect to each Lender, the commitment of such Lender to make CapEx Loans hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 12.05 and (b) reduced from time to time pursuant to SECTION 2.10. The initial CapEx Commitment Amount of each Lender is the amount set forth opposite such Lender's name as such Lender's "CapEx Commitment Amount" on SCHEDULE 2.01 hereto or in the Assignment and


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Acceptance pursuant to which such Lender shall have assumed its Capital
Expenditure Commitment, as applicable.

         "CAPEX LOAN" means a Base Rate Loan or a Eurodollar Loan made pursuant to SECTION 2.01(b).

         "CAPEX NOTE" means a promissory note of the Borrowers payable to the order of any Lender, substantially in the form of EXHIBIT B (as such form may be amended with the consent of the Agent), evidencing the Indebtedness of the Borrowers to such Lender resulting from the CapEx Loans made by such Lender.

         "CAPITAL EXPENDITURES" means, for any period, the sum for Hawk and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures made or liabilities incurred during such period (including the aggregate amount of Capital Lease Obligations incurred during such period) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; PROVIDED that such term shall not include any such expenditures in connection with any replacement or repair of property that has suffered a Casualty Event.

         "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and for purposes hereof, the amount of any such obligation shall be the Capitalized Rentals thereunder.

         "CAPITALIZED LEASE" means any lease of property, the obligation for Rentals with respect to which is required to be capitalized on a consolidated or combined balance sheet of the lessee and its subsidiaries or related entities in accordance with GAAP.

         "CAPITALIZED RENTALS" of any Person means as of any date of determination thereof, the amount at which the aggregate present value of future Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "CASUALTY EVENT" means with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, proceeds of a condemnation award or other compensation.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Current Holder Group, Hawk or any trustee or fiduciary holding securities under any employee benefit plan of Hawk becomes, or obtains rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner," directly or indirectly, of more than 25% of the outstanding Voting Stock or economic interests of Hawk; (b) the board of directors of Hawk

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ceases to consist of a majority of Continuing Directors; (c) Hawk ceases to own, directly or indirectly, 100% of the outstanding Capital Stock or other equity interests of any other Borrower (other than in connection with a merger expressly permitted under SECTION 7.03 hereof or a sale of assets expressly permitted under SECTION 7.01 hereof); (d) the shareholders of Hawk approve a merger or consolidation of Hawk with any other person, OTHER than a merger or consolidation which would result in the voting securities of Hawk outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of Hawk or such surviving or resulting entity outstanding after such merger or consolidation; (e) the shareholders of Hawk approve a plan of complete liquidation of Hawk or an agreement or agreements for the sale or disposition by Hawk or all or substantially all of Hawk's assets; and/or (f) any "Change of Control" or similar term as defined in any agreement or instrument evidencing or governing Indebtedness of Hawk in an original aggregate principal amount of at least $10,000,000. As used in this definition, "beneficial owner" has the meaning provided in Rules 13(d)-3 and 13(d)-5 of the Exchange Act.

         "CLOSING DATE" means a date on or before November 30, 2002, unless otherwise extended by the Lenders.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means, collectively, all of the property (including Capital Stock and other beneficial interests) in which Liens are purported to be granted pursuant to the Security Documents as security for all Obligations of the Borrowers and the Guarantors hereunder.

         "COLLATERAL ACCOUNT" means, collectively, any account of Hawk or any of its Domestic Subsidiaries maintained at the Agent or at another financial institution reasonably acceptable to the Agent as an account into which all proceeds of Collateral shall be deposited pursuant to any of the Security Documents and pursuant to any Lock Box Agreement or Controlled Account Agreement which Hawk or any of its Domestic Subsidiaries may enter into with the Agent or at another financial institution reasonably acceptable to the Agent.

         "COLLATERAL AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the Borrowing Base at such time exceeds (b) the Total Exposure at such time.

         "COMMITMENTS" means each Revolving Credit Commitment and CapEx Commitment, collectively.

         "COMPLIANCE CERTIFICATE" has the meaning set forth in SECTION 6.08(d).

         "CONTINUING DIRECTORS" means individuals who constituted the board of directors of Hawk on the Closing Date together with any new directors whose election or whose nomination for election by the equity holders of Hawk was approved by a vote of at least two-thirds of the directors then still in office who were directors on the Closing Date or whose election or nomination for election was previously so approved.

         "CONTROL" and "CONTROLS" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the


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ownership of Voting Stock, by contract or holding or owning the power to vote, or possessing the power to direct any right to vote, or as an officer, director, employee or management consultant or other arrangement where there is the power to direct or cause the direction of the management and policies of a Person; and "CONTROLLED" means to be under the Control of another Person.

         "CONTROLLED ACCOUNT" means any deposit or other bank account maintained by Hawk or any of its Domestic Subsidiaries with (a) the Agent or (b) any financial institution other than the Agent that is the subject of a Controlled Account Agreement in favor of the Agent.

         "CONTROLLED ACCOUNT AGREEMENT" means with respect to any deposit or other bank account maintained by Hawk or any of its Domestic Subsidiaries, an agreement among such Borrower or such Subsidiary, the depository institution at which such account is maintained and the Agent, in form and substance satisfactory to the Agent, that provides for the financial institution at which such account is maintained to comply with instructions originated by the Agent with respect to the funds from time to time on deposit in such account without further consent of Hawk or such Subsidiary or any other Person.

         "CONTROLLED DISBURSEMENTS ACCOUNT" means, collectively, each account identified on SCHEDULE III to the Security and Pledge Agreement and any subsequent account of Hawk or any of its Domestic Subsidiaries with (a) the Agent or (b) a financial institution other than the Agent and acceptable to the Agent as a zero balance, cash management account pursuant to and under controlled disbursement service agreements between Hawk or any of its Domestic Subsidiaries and the Agent or such other financial institution and through which all disbursements by Hawk or any of its Domestic Subsidiaries are made and settled on a daily basis with no uninvested balance remaining overnight.

         "COPYRIGHTS" has the meaning set forth in the Security and Pledge Agreement.

         "CURRENT HOLDER GROUP" means (i) those Persons who are officers and directors of Hawk on the Closing Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such Person, (iii) the executors and administrators of the estate of any such Person and any court-appointed guardian of any such Person and (iv) any trust, family partnership, or similar investment entity for the benefit of any such Person referred to in the foregoing clauses (i) and (ii).

         "DECLINING LENDERS" has the meaning set forth in SECTION 2.18(d).

         "DEFAULT" means any event, condition or act which, with the giving of notice or lapse of time, or both, would become an Event of Default.

         "DEFAULT RATE" means (a) for any principal of any Loan, a rate per annum equal to the Adjusted Base Rate plus two percent (2%) and (b) for any other amount due or payable hereunder, a rate per annum equal to the Adjusted Base Rate plus two percent (2%).

         "DESIGNATED FINANCIAL OFFICERS" has the meaning set forth in SECTION 1.05.

         "DISQUALIFIED STOCK" means with respect to any Person, any Capital Stock of such Person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking


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fund, scheduled redemption or similar provisions, at any time prior to the
Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "DOCUMENTATION AGENT" has the meaning set forth in the preamble to this Agreement.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

         "EBITDA" means for any fiscal period and in respect of any Person, the sum of (a) the net income of such Person for such period computed in accordance with GAAP, plus, without duplication, (b) the sum of, in each case as such item was included in the computation of such Person's net income for such period (i) the total interest expense (including capitalized interest, interest in respect of Capital Lease Obligations, net costs under Interest Rate Protection Agreements and amortization of deferred financing costs), of such Person for such period as reported on such Person's financial statements for such period, plus (ii) the income tax expense of such Person for such period as reported on such Person's financial statements for such period, plus (iii) the amount reported on the financial statements of such Person as the depreciation of the assets of such Person for such period computed in accordance with GAAP, plus
(iv) the amount reported on the financial statements of such Person as the amortization of intangible assets of such Person for such period computed in accordance with GAAP and amortization of the additional asset realized as a result of the payment of the consent payment in connection with the Exchange Notes, plus (v) the amount reported on the financial statements of such Person as the write-down of intangible assets of such Person that consist of goodwill for such period computed in accordance with GAAP, plus (vi) all (1) cash and non-cash extraordinary or non-operating expenses, (2) non-cash non-recurring losses (3) non-cash gains and losses in respect of unrealized foreign exchange obligations of such Person for such period computed in accordance with GAAP (but excluding, in each case, any non-cash charge to the extent it represents an accrual of a reserve, cash charges in any future period or amortization of any pre-paid cash expense), minus (vii) all cash and non-cash extraordinary or non-operating income and gains of such Person for such period.

         "EFFECTIVE DATE" means the date on which all conditions under ARTICLE 4 are fully satisfied or waived.

         "ELIGIBLE ACCOUNTS" means those domestic Accounts owing to any Borrower, now existing or hereafter arising, each of which Accounts met customary criteria for eligibility as determined by the Agent in its reasonable discretion, and continues to meet the same until it is collected in full. Without limiting the Agent's discretion to determine that Accounts are not Eligible Accounts, Accounts not meeting the following specifications shall not be Eligible Accounts:

         (a) An invoice (in form and substance reasonably satisfactory to the Agent) with respect to such Account has been sent to the applicable Account Debtor and bears an invoice date contemporaneous with or later than the date of the sale of goods or rendering of services giving rise to such invoice;

         (b) The Account is due and payable in full, is not subject to any bill and hold arrangement, and not more than ninety (90) days have elapsed since the invoice date of such Account (PROVIDED that (i) with respect to Accounts of any Account Debtor approved by the Agent and the Lenders in writing arising during the period from October 1st through June 30th of each year that by their terms are due and payable in full within ninety (90) days after the sale of goods or the rendering of services giving rise to such Account, such Accounts shall be considered Eligible Accounts and PROVIDED FURTHER that (A) not more than the thirty (30) days have elapsed since the due date with respect to such Account, and (B) no more than $3,000,000 of such Accounts shall be considered Eligible Accounts by operation of this clause (i) in the aggregate; and (ii) the Lenders may from time to time, in their reasonable discretion, elect to treat certain other Accounts that are the subject of normal seasonal dating terms programs as Eligible Accounts; PROVIDED that in the case of clauses (i) and (ii) such Accounts are otherwise Eligible Accounts);

         (c) The Account arose from the sale of goods or the provision of services to the Account Debtor by a Borrower and not by any other Person (in whole or in part); such services or goods have been performed or provided in full; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Agent and no rejection or dispute has occurred with respect to such Account;

         (d) The Account Debtor is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, unless either (1) a payment guaranty for such Account has been submitted from a reputable U.S. domiciled corporation, and such guaranty is acceptable in form and substance to the Lenders and their counsel, or (2) a letter of credit has been submitted which secures such Account and is otherwise acceptable to the Lenders and their counsel;

         (e) The Account is not subject to any assignment, claim, lien or security interest, except in favor of the Agent and the Lenders;

         (f) The Account is a valid and legally enforceable obligation of the Account Debtor and is not subject to any claim for credit, defense, offset, deduction, chargeback, counterclaim or adjustment by the Account Debtor, other than any discount allowed for prompt payment;

         (g) The Account arose in the ordinary course of business of the Borrowers and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account Debtor has been received by the Borrowers;

         (h) The Account Debtor is not an Affiliate of the Borrowers or any of their Subsidiaries or a supplier (or an Affiliate of a supplier) of goods or services to the Borrowers or any of their Subsidiaries;

         (i) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement relating to Accounts;

         (j) The Account Debtor is not an individual or Governmental Authority;

         (k) The Account is denominated and payable only in United States dollars in the United States;

         (l) The Account is not evidenced by a promissory note, warrant or other instrument or chattel paper;

         (m) The Account is subject to an enforceable, perfected, first priority Lien in favor of the Agent;

         (n) The Account does not by its terms or the terms of any related documentation require the consent of the Account Debtor to the transfer, sale or assignment of such Account;

         (o) The Account does not include fees charged for services or goods that exceed limitations imposed by applicable law or regulation;

         (p) The Account Debtor is not the holder of any indebtedness or other obligations due from or payable by any of the Borrowers;

         (q) The Account is not due from an Account Debtor for which more than 50% (subject to periodic adjustment by the Agent) of the total Accounts due from such Account Debtor fail to meet the other eligibility criteria set forth in this definition;

         (r) The Agent in its reasonable discretion has not deemed the credit worthiness of the Account or Account Debtor unsatisfactory; and

         (s) The Account has not been determined by the Agent in its reasonable discretion to be unusual or not customary for the Borrowers' type of business or otherwise ineligible for inclusion in the Borrowing Base.

         For purposes of determining the Borrowing Base at any time there shall be excluded from Eligible Accounts, the portion, if any, of the aggregate amount of Accounts owing from any single Account Debtor that exceeds 20% of the aggregate balance of all Accounts of the Borrowers at such time.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender;
(c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States;
(f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000; and (h) any other Person approved by the Agent; PROVIDED that none of the Borrowers or any of their Affiliates shall qualify as an Eligible Assignee under this definition.

         "ELIGIBLE INVENTORY" means such raw material, work in process and finished goods inventory of the Borrowers, valued at the lesser of cost or fair market value and in accordance with GAAP, as the Agent in its reasonable discretion determines to be Eligible Inventory. Without limiting the Agent's discretion to determine that inventory is not Eligible Inventory, inventory that meets any of the following criteria shall not be Eligible Inventory:

         (a) slow moving, obsolete or unmerchantable inventory, as reasonably determined by the Agent;

         (b) inventory located outside of the United States;

         (c) inventory that is not located at premises owned or leased by a Borrower; PROVIDED that, if the aggregate amount of inventory located at any location leased by a Borrower exceeds $50,000 at such location, unless the Agent has received a Landlord's Waiver and Consent, in form and substance satisfactory to the Agent, the Agent shall have the right, in its discretion, to (x) exclude all or any portion of the inventory located at such location from Eligible Inventory and/or (y) establish reserves under the Borrowing Base in respect of such inventory;

         (d) spare parts, packaging and shipping materials, supplies, returned, damaged or defective inventory;

         (e) inventory that is subject to any Lien, except Liens in favor of the Agent;

         (f) inventory that is not subject to an enforceable, perfected, first priority Lien in favor of the Agent;

         (g) inventory held for return to vendors;

         (h) goods held by any Borrower on consignment from another Person;

         (i) inventory that is in transit;

         (j) inventory that is not adequately insured; or

         (k) inventory that the Agent, in its good faith discretion, has deemed to be otherwise ineligible.

         "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991i, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), as the same may be amended from time to time, and any other presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

         "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of securities or securities convertible into any additional shares of capital stock of any class, or partnership or other ownership interests of any type in such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Hawk or any of its Subsidiaries or is under common control (within the meaning of Section 414(e) of the Code) with Hawk or any of its Subsidiaries.

         "EURODOLLAR INTEREST PAYMENT DATE" means with respect to any Eurodollar Loan the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan.

         "EURODOLLAR INTEREST PERIOD" means the period of time commencing on the day a Eurodollar Rate is made applicable to a Loan Tranche and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrowers may select pursuant to SECTIONS 2.07 and SECTION 2.08; PROVIDED that each such Eurodollar Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "EURODOLLAR LOAN" means any Loan Tranche the interest rate for which is determined on the basis of the Eurodollar Rate.

         "EURODOLLAR MARGIN" means a rate of interest per year (expressed in basis points) equal to:

         (a) For the period from the date hereof until the earlier of (i) the first Banking Day on which the Agent receives the audited financial statements for the fiscal year ended December 31, 2002 or (ii) March 31, 2003, two hundred and fifty (250) basis points for Revolving Credit Loans other than the Fixed Asset Advance, three hundred (300) basis points for Revolving Credit Loans that are part of the Fixed Asset Advance and three hundred (300) basis points for CapEx Loans; and

         (b) For each Eurodollar Margin Period thereafter, the Eurodollar Margin as set forth in the Pricing Grid for Revolving Credit Loans other than the Fixed Asset Advance, Revolving Credit Loans that are part of the Fixed Asset Advance and CapEx Loans, as applicable.

         To the extent that a Eurodollar Margin Period commences during the pendency of a Eurodollar Interest Period for an existing Eurodollar Loan, the Eurodollar Margin shall remain the same for the remainder of the Eurodollar Interest Period for such existing Eurodollar Loan. Anything in this Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, interest shall accrue on all Loans at the Default Rate.

         "EURODOLLAR MARGIN PERIOD" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the financial statements pursuant to SECTION 6.08(c), accompanied by the Compliance Certificate required to be delivered by Hawk pursuant to SECTION 6.08(d) for the prior month and ending on the day immediately preceding the commencement of the next Eurodollar Margin Period.

         "EURODOLLAR RATE" means, with respect to any Eurodollar Loan for any Eurodollar Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Rate with respect to such Eurodollar Loan for such Eurodollar Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the Agent's principal London office in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period.

         "EVENT OF DEFAULT" has the meaning given such term in SECTION 9.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" has the meaning given such term in SECTION 4.01(w).

         "EXCLUDED TAXES" means, with respect to any and all payments to the Agent, any Lender or any recipient of any payment to be made by or on account of any obligation of Hawk or any of its Subsidiaries under the Facility Documents, net income taxes, branch profits taxes, franchise and excise taxes (to the extent imposed in lieu of net income taxes) and all interest, penalties and liabilities with respect thereto, imposed on the Agent or any Lender.

         "FACILITY DOCUMENTS" means this Credit Agreement, the Notes, the Authorization Letter, all Letter of Credit documents, all Security Documents, all foreign exchange contracts and Interest Rate Protection Agreements between any of the Borrowers or Guarantors and the Agent or any of the Lenders, and any other agreement, document or instrument between any of the Borrowers or Guarantors and the Agent or the Lenders that is executed or delivered pursuant to or in connection with this Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (expressed on a 360 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking
Day).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien, subject to Permitted Liens (other than Permitted Liens described in SECTION 7.05(f)), is the most senior Lien to which such Collateral is subject.

         "FISCAL MONTH" means each fiscal month of Hawk.

         "FISCAL QUARTER" means each of the fiscal three month periods of Hawk commencing on the first day of the Fiscal Year and on the first day of each subsequent fiscal three month period.

         "FISCAL YEAR" means the fiscal year period of Hawk, each of which shall end on the 31st day of December of each year.

         "FIXED ASSET ADVANCE" means the principal amount of Revolving Credit Loans, which shall be drawn fully on the Closing Date, attributable to the Fixed Asset Availability.

         "FIXED ASSET AVAILABILITY" means the lesser of (a) 81% of the sum of
(i) the net forced liquidation value of the machinery and equipment of Hawk and its Domestic Subsidiaries, based on an appraisal acceptable to the Agent in its discretion and (ii) the net liquidation value of the real property owned by Hawk and its Domestic Subsidiaries located in the United States, based on an appraisal acceptable to the Agent in its discretion and (b) $13,000,000; PROVIDED, HOWEVER, that as of the last day of each Fiscal Month, beginning with March 2003, the Fixed Asset Availability will be reduced by an amount (the "FIXED ASSET AVAILABILITY REDUCTION AMOUNT") equal to the amount which would fully amortize the principal amount of the Fixed Asset Advance as of the Closing Date in eighty four (84) equal consecutive monthly installments.

         "FIXED CHARGE COVERAGE RATIO" means, as of any date, the ratio of (a) consolidated EBITDA of Hawk and its Subsidiaries for the period of twelve (12) Fiscal Months most recently ended prior to such date (determined on a consolidated basis without duplication in accordance with GAAP), to (b) the sum for Hawk and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such period, (ii) the aggregate amount of regularly scheduled payments of principal in respect of long-term Indebtedness for borrowed money paid or required to be paid during such period (PROVIDED, HOWEVER, that for each of the periods of twelve Fiscal Months ending March 31, 2003, June 30, 2003 and September 30, 2003, the amount included in clause (ii) shall be deemed to be $1,238,000, and for the period of twelve Fiscal Months ending December 31, 2003, the amount included in clause (ii) shall be deemed to be $1,548,000), (iii) the aggregate amount of cash dividends and distributions paid by Hawk during such period, (iv) the aggregate amount of income tax expense paid in cash during such period, and (v) the aggregate amount of Non-Financed Capital Expenditures made during such period.

         "FOREIGN EXCHANGE OBLIGATIONS" means all obligations of the Borrowers or their Subsidiaries pursuant to and under any and all foreign exchange contracts and agreements to which any Borrower or any Subsidiary is a party as of any date of computation as if such foreign exchange agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "FOREIGN SUBSIDIARY" means any Subsidiary of Hawk (i) that is not organized under the laws of the United States or any political subdivision thereof or (ii) substantially all of whose assets or property are located outside the United States (or substantially all of whose business is conducted outside the United States) or (iii) substantially all of whose assets consist of Foreign Subsidiaries.

         "FUNDED INDEBTEDNESS" means, in respect of any Person, (a) all Indebtedness of such Person for borrowed money or which has been incurred by such Person in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), (b) all payments in respect of item
(a) above that were required to be made within one year prior to the date of any determination of Funded Indebtedness, if the obligation to make such payments constitutes a current liability of the obligor under GAAP, (c) all Capitalized Rentals of such Person and (d) any and all other interest-bearing Indebtedness for borrowed money (other than undrawn Letters of Credit).

         "GAAP" means, subject to SECTION 1.02, generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in SECTION 5.05.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

         "GUARANTEED OBLIGATIONS" has the meaning set forth in SECTION 10.01.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "GUARANTORS" means any direct or indirect Subsidiary of Hawk that is not a Borrower hereunder and who from time to time agrees to guaranty the Obligations of the Borrowers hereunder pursuant to ARTICLE 10 hereof by executing and delivering to the Agent a counterpart signature page to this Agreement, or such other documentation acceptable to the Agent, together with all of their successors and assigns; PROVIDED, HOWEVER, that no Foreign Subsidiary of Hawk will be required to guaranty the Obligations of the Borrowers hereunder except to the extent required by SECTION 6.17(b).

         "HARD COSTS" means, with respect to any CapEx Asset consisting of equipment, the invoice price for the item less all taxes, shipping costs to install and other incidental charges, and with respect to any CapEx Asset consisting of improvements to real property, the construction costs of such improvements, including materials and labor, each as determined by the Agent in its sole discretion.

         "HAWK" has the meaning set forth in the preamble hereto.

         "HAZARDOUS MATERIALS" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

         "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations and liabilities, contingent or otherwise, of such Person in respect of letters of credit, acceptances and similar facilities, (d) obligations secured by any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (e) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (f) Capitalized Rentals, (g) Guaranties of obligations of others of the character referred to in this definition, (h) Interest Rate Protection Obligations, (i) Foreign Exchange Obligations and (j) obligations in respect of, and valued at the higher of its stated or liquidation value, all Disqualified Stock.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INTEREST EXPENSE" means, for any period, the sum, without duplication, for Hawk and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness paid in cash during such period, but excluding capitalized debt acquisition costs (including capitalized fees and expenses related to this Agreement) plus (b) the net amounts paid (or minus the net amounts received) in cash in respect of Foreign Exchange Obligations or Interest Rate Protection Agreements during such period excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Foreign Exchange Obligations or Interest Rate Protection Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses (but excluding reimbursement of legal fees and up-front fees and expenses paid on or prior to the Closing Date in connection with this Agreement and the Facility Documents), paid in cash pursuant to this Agreement during such period.

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate cap, swap, collar or other similar protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement to which Hawk or any of its Subsidiaries is a party or for which any such Person is liable.

         "INTEREST RATE PROTECTION OBLIGATION" means obligations of Hawk or any of its Subsidiaries pursuant to and under any and all Interest Rate Protection Agreements to which any such Person is a party as of any date of computation as if such Interest Rate Protection Agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

         "IP COLLATERAL" means, collectively, the Copyrights, Patents, Trademarks and other Collateral relating to intellectual property rights of the Borrowers or the Guarantors under the Security Documents.

         "ISSUING BANK" has the meaning set forth in SECTION 2.01(c).

         "JPMORGAN" means JPMorgan Chase Bank, a New York banking corporation.

         "JPMORGAN CHASE OFFICE" means the office of the Agent at One Chase Square CS-5, Rochester, New York, 14643.

         "LANDLORD'S WAIVER AND CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form and substance acceptable to the Agent in its sole discretion.

         "LEASEHOLD PROPERTY" means any leasehold interest of Hawk or any of its Subsidiaries as lessee under any lease of real property.

         "LENDERS" means, collectively, each entity identified as "Lender" on the signature pages hereto and each Person, if any, that shall become a Lender hereunder pursuant to SECTION 12.05 other than any Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LENDING OFFICE" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated by such Lender on SCHEDULE 2.01 (or, if applicable, its Assignment and Acceptance), as the lending office of such Lender for such type of Loan, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which such Lender's Loans of such type are to be made and maintained.

         "LETTER OF CREDIT" means any letter of credit issued from time to time by JPMorgan, in its capacity as Issuing Bank, for any Borrower as the account party.

         "LETTER OF CREDIT EXPOSURE" means the maximum amount available to be drawn under all outstanding Letters of Credit (converted to Dollars based on the exchange rate in effect at the time the Letter of Credit Exposure is determined).

         "LETTER OF CREDIT OUTSTANDINGS" means at any time the sum of (a) the Letter of Credit Exposure, assuming compliance with all requirements for drawing referred to therein plus (b) the aggregate amount of drawings under Letters of Credit that have not been reimbursed.

         "LETTER OF CREDIT SUBLIMIT" means $5,000,000.

         "LEVERAGE RATIO" means, as of any date, the ratio of (a) the aggregate amount of Funded Indebtedness (including all Loans made hereunder) of Hawk and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of such date to (b) EBITDA of Hawk and its Subsidiaries on a consolidated basis for the period of twelve (12) consecutive Fiscal Months most recently ended.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, Hawk and its Subsidiaries shall be deemed to be the owner of any property which they have acquired or hold subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LOAN TRANCHE" means any portion of the Loans outstanding as Base Rate Loans or any portion of the Loans outstanding as a Eurodollar Loan having a particular Eurodollar Interest Period. Each Eurodollar Loan outstanding having a different Eurodollar Interest Period shall constitute a separate Loan Tranche, and all Base Rate Loans shall constitute a single Loan Tranche.

         "LOANS" means and includes the Revolving Credit Loans, the CapEx Loans and the Reimbursement Obligations and "LOAN" means any of the Loans.

         "LOCK BOX" means a post office box established by the Agent or such other financial institutions as shall be acceptable to the Agent pursuant to a Lock Box Agreement with Hawk or any of its Domestic Subsidiaries into which Account Debtors of Hawk and its Domestic Subsidiaries are directed to remit payments.

         "LOCK BOX AGREEMENT" means an agreement pursuant to which the Agent or another financial institution acceptable to the Agent maintains a post office box into which Account Debtors of Hawk and its Domestic Subsidiaries remit payments of Accounts and which payments are deposited into a Controlled Account.

         "MATERIAL ADVERSE EFFECT" means: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of Hawk and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of any Borrower or any Guarantor to perform or comply with any of the terms and conditions contained herein or in any other Facility Document; (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Facility Document or the ability of the Agent or the Lenders to enforce any rights or remedies under or in connection with any Facility Document; or (d) a material adverse effect on the validity, perfection or priority of any Lien in favor of the Agent and the Lenders on any of the Collateral.

         "MATERIAL INDEBTEDNESS" means (i) Indebtedness (other than the Loans or Letters of Credit) or (ii) obligations in respect of one or more Interest Rate Protection Agreements, in the case of (i) and (ii) of any one or more of Hawk and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Foreign Exchange Obligation or Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Foreign Exchange Obligation or Interest Rate Protection Agreement were terminated at such time.

         "MATURITY DATE" means the earlier of (i) the Scheduled Maturity Date, or (ii) the date which is one-hundred twenty (120) days prior to the maturity date of the Exchange Notes.

         "MINIMUM BORROWING AMOUNT" means: (i) for Revolving Loans that are Eurodollar Loans, $500,000 and (ii) for CapEx Loans that are (A) Base Rate Loans, $250,000, or (B) Eurodollar Loans, $500,000.

         "MORTGAGE" means each of the leasehold mortgages and fee mortgages executed in connection with this Agreement, as amended, modified or supplemented from time to time.
         "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Hawk or any of its Subsidiaries or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NET CASH PAYMENTS" means:

         (a) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by Hawk or any of its Domestic Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by Hawk and its Domestic Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Permitted Lien on such property and any income and transfer taxes paid by Hawk or any of its Domestic Subsidiaries in respect of such Casualty Event;

         (b) with respect to any sale or other disposition of assets, the aggregate amount of all cash payments received by Hawk or any of its Domestic Subsidiaries directly or indirectly in connection with such sale or other disposition, whether at the time of such sale or disposition or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale or other disposition of assets; PROVIDED that

                  (i) Net Cash Payments shall be net of (A) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses paid by Hawk or any of its Domestic Subsidiaries in connection with such sale or other disposition and (B) any federal, state and local income or other taxes paid by Hawk or any of its Subsidiaries as a result of such sale or other disposition; and

                  (ii) Net Cash Payments shall be net of any repayments by Hawk or any of its Domestic Subsidiaries of Indebtedness to the extent that
         (A) such Indebtedness is secured by a Permitted Lien on the property that is the subject of such sale or other disposition and (B) the transferee of (or holder of such Permitted Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

         (c) with respect to any sale of debt or equity securities or any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by Hawk and its Domestic Subsidiaries directly or indirectly in connection with such sale or incurrence, (and, in the case of a sale, whether at the time of such sale or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale), less all reasonable legal, underwriting, and similar fees and expenses incurred in connection therewith.

         "NON-FINANCED CAPITAL EXPENDITURES" means Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money; PROVIDED that Capital Expenditures financed with the proceeds of Revolving Credit Loans shall be deemed to constitute "Non-Financed Capital Expenditures" for purposes of this Agreement.

         "NON-MATERIAL SUBSIDIARY" means any Subsidiary of Hawk that

         (a) accounted for no more than two and one half percent (2.5%) of consolidated revenues of Hawk and its Subsidiaries and two and one half percent (2.5%) of consolidated earnings of Hawk and its Subsidiaries before interest and taxes, in each case for the four consecutive Fiscal Quarters of Hawk ending on the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to SECTION 6.08(b), financial statements have been, or are required to have been, delivered by Hawk to the Agent, and

         (b) has assets which represent no more than two and one half percent (2.5%) of the consolidated assets of Hawk and its Subsidiaries as of the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to SECTION 6.08(b), financial statements have been, or are required to have been, delivered by Hawk to the Agent, to the extent that all Subsidiaries constituting Non-Material Subsidiaries do not

                  (i) account in the aggregate for more than five percent (5%) of consolidated revenues of Hawk and its Subsidiaries or five percent (5%) of consolidated earnings of Hawk and its Subsidiaries before interest and taxes, in each case for the four consecutive Fiscal Quarters of Hawk ending on the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to SECTION 6.08(b), financial statements have been, or are required to have been, delivered by Hawk to the Agent, or

                  (ii) have assets which represent more than five percent (5%) of the consolidated assets of Hawk and its Subsidiaries as of the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to SECTION 6.08(b), financial statements have been, or are required to have been, delivered by Hawk to the Agent.

         "NOTES" means and includes the Revolving Credit Notes and the CapEx Notes; and "NOTE" means any one of the Notes.

         "OBLIGATIONS" means all obligations of the Borrowers and the Guarantors to the Lenders and the Agent under this Agreement or any of the other Facility Documents, including, without limitation, all indebtedness evidenced by the Notes, all obligations under, or in respect of the Letters of Credit and all Reimbursement Obligations, and all Foreign Exchange Obligations and Interest Rate Protection Obligations of the Borrowers to the Lenders or the Agent, together with all accrued and unpaid interest (including, without limitation, all interest that, but for the filing of a petition in, or commencement of a case, proceeding or other action relating to, bankruptcy, insolvency or reorganization of any Borrower or any of its Subsidiaries, would have accrued, whether or not a claim is allowed against such Borrower or Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses and charges payable by Borrowers or the Guarantors hereunder or under any of the other Facility Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Facility Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Facility Document.

         "OWNED PROPERTY" means any property owned in fee by Hawk or any of its Domestic Subsidiaries.

         "PATENT SECURITY AGREEMENT" has the meaning set forth in the Security and Pledge Agreement.

         "PATENTS" has the meaning set forth in the Security and Pledge
Agreement.

         "PAYOR" has the meaning set forth in SECTION 11.13.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED FOREIGN ASSET TRANSFER" means any sale, lease, assignment or transfer of assets by any Borrower to any Foreign Subsidiary, PROVIDED that the Net Cash Payments, if any, received in connection with such disposition are applied as required by SECTIONS 2.04(d) and (e), and to the extent Net Cash Payments equal to the appraised value of the assets so disposed of are not received by the transferring Borrower, the Fixed Asset Availability shall be reduced (but without a permanent reduction in the Commitments) by an amount equal to the difference between the Net Cash Payments received and the appraised value of the asset.

         "PERMITTED LIENS" has the meaning set forth in SECTION 7.05.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PIK NOTES" means Hawk's 12% Senior Notes due 2006 which are identical in all respects to the Exchange Notes, except such PIK Notes will be dated as of, and begin accruing interest as of, the date of issuance thereof, and issued pursuant to the terms of the indenture governing the Exchange Notes as additional interest in certain circumstances as provided in the indenture governing the Exchange Notes as in effect on the Closing Date.

         "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Hawk or any of its Subsidiaries or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "PRE-EXCHANGE NOTE REDEMPTION" has the meaning set forth in SECTION
2.17.

         "PRE-EXCHANGE NOTES" means Hawk's 10.25% Senior Notes due December 1, 2003.

         "PREVIOUS FACILITY" means the credit facility evidenced by that certain Credit Agreement dated as of May 1, 1998 by and among Hawk, the lenders party thereto, and KeyBank National Association, as administrative agent, as amended.

         "PRICING GRID" means the pricing grid attached hereto as EXHIBIT I.

         "PRIME RATE" means that rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of the Agent.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "REAL PROPERTY ASSET" means, at any time of determination, any fee ownership or leasehold interest owned by Hawk or any of its Domestic Subsidiaries in any real property.

         "REGISTER" has the meaning set forth in SECTION 12.05(d).

         "REGULATION A" means Regulation A of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATORY CHANGE" means, with respect to the Agent, any Lender or the Issuing Bank, any adoption of, or change in, after the date of this Agreement, United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making of, or change in, after such date, any interpretations, directives, guidelines or requests applying to a class of banks including such Lender of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "REIMBURSEMENT OBLIGATION" means any obligation of the Borrowers to reimburse the issuer of a Letter of Credit for any amount paid by such issuer from time to time pursuant to and under any Letter of Credit.

         "RENTALS" means and includes as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property, and all payments, if any, required to be paid by the lessee regardless of sales volume or gross revenues) payable by Hawk and its Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by Hawk and its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "REPLACEMENT LENDERS" has the meaning set forth in SECTION 2.18(d)(ii).

         "REPORTABLE EVENT" has the same meaning as defined in ERISA.

         "REQUIRED LENDERS" means, at any time, Lenders having Loans and unused Commitments representing at least 51% of the aggregate amount of all Loans and unused Commitments outstanding at such time; provided, however, in the event that there are only two Lenders, Required Lenders means both such Lenders.

         "REQUIRED PAYMENT" has the meaning set forth in SECTION 11.13.

         "RESERVED COMMITMENT AMOUNT" has the meaning set forth in SECTION 2.17.

         "REVOLVING AVAILABILITY" means, as of any date of determination thereof, the amount by which (a) the lesser of (i) the Borrowing Base at such time and (ii) the aggregate of the Revolving Credit Commitments exceeds (b) the Total Exposure at such time.

         "REVOLVING CREDIT COMMITMENT AMOUNT" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 12.05 and (b) reduced from time to time pursuant to SECTION 2.10. The initial Revolving Credit Commitment Amount of each Lender is the amount set forth opposite such Lender's name as such

Lender's "Revolving Credit Commitment Amount" on SCHEDULE 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" means for each Lender the percentage determined by dividing such Lender's Revolving Credit Commitment Amount by the aggregate amount of Revolving Credit Commitments, as such Revolving Credit Commitments may be reduced from time to time pursuant to
SECTION 2.10. The initial Revolving Credit Commitment Percentage of each Lender is as set forth opposite such Lender's name on SCHEDULE 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

         "REVOLVING CREDIT COMMITMENTS" means the commitments of the Lenders to make Revolving Credit Loans to the Borrowers as in effect from time to time hereunder. The aggregate amount of the Revolving Credit Commitments shall initially equal $50,000,000 and may be reduced pursuant to SECTION 2.10.

         "REVOLVING CREDIT LOAN" means a Base Rate Loan or a Eurodollar Loan made pursuant to SECTION 2.01(a).

         "REVOLVING CREDIT OBLIGATIONS" means all Obligations of the Borrowers hereunder in respect of the Revolving Credit Loans and the Revolving Credit Commitments.

         "REVOLVING CREDIT NOTE" means a promissory note of the Borrowers payable to the order of any Lender, substantially in the form of EXHIBIT A hereto (as such form may be amended with the consent of the Agent), evidencing the Indebtedness of the Borrowers to such Lender resulting from the Revolving Credit Loans made by such Lender.

         "SCHEDULED MATURITY DATE" means October 18, 2006, as such date may be extended in accordance with SECTION 2.18.

         "SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement substantially in the form of EXHIBIT K, executed and delivered by Hawk and each of its Domestic Subsidiaries on the Effective Date, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS" means the Security and Pledge Agreement, the Patent Security Agreements, the Trademark Security Agreements, the Mortgages, the other agreements, instruments and documents identified on SCHEDULE 4.01(a) hereto and all other instruments or documents delivered by Hawk or any of its Subsidiaries or any shareholder or other equityholder of Hawk or any of its Subsidiaries pursuant to this Agreement or any of the other Facility Documents in order to grant to the Agent, on behalf of the Lenders, a Lien on any property of Hawk or any of its Subsidiaries as security for any of the Obligations of Hawk and its Subsidiaries hereunder and under the other Facility Documents, as any of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SETTLEMENT AMOUNT" has the meaning set forth in SECTION 2.14.

         "SETTLEMENT DATE" has the meaning set forth in SECTION 2.14.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve to which the Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurreney funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent, or that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used herein without reference to any "parent", the terms "Subsidiary" and "Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, of the Borrowers.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings imposed by any Governmental Authority.

         "TERMINATION DATE" means the earliest of (a) the Maturity Date, PROVIDED that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the immediately preceding Banking Day), and (b) the date on which the Revolving Credit Commitments are reduced to zero or terminated in full pursuant to SECTION 2.10 or SECTION 9.02.

         "TOTAL EXPOSURE" means, at any time, the sum of the aggregate outstanding principal amount of Revolving Credit Loans, accrued and unpaid interest, fees and charges, Letter of Credit Exposure and Reimbursement Obligations, Foreign Exchange Obligations and Interest Rate Protection Obligations owing from the Borrowers to the Lenders and the Agent at such time.

         "TRADEMARKS" has the meaning set forth in the Security and Pledge Agreement.

         "TRADEMARK SECURITY AGREEMENT" has the meaning set forth in the Security and Pledge Agreement.

         "UNCOLLECTED FUNDS" means all deposits of items which shall be on deposit in the Collateral Account from time to time during the period from the date on which such deposits became Available Funds to the beginning of the following Banking Day.

         "UNCOLLECTED FUNDS COMPENSATION" means the compensation payable to the Agent pursuant to SECTION 2.09.

         "UNUSED FACILITY AMOUNT" means, at any time of determination, the difference between (a) the aggregate Commitments of the Lenders at such time and
(b) the sum of the outstanding principal amount of all Loans and Letter of Credit Exposure at such time.

         "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "WEEKLY COLLATERAL CERTIFICATE" means a certificate substantially in the form of EXHIBIT K, setting forth sales and collection data with respect to the Accounts.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Voting Stock or other equity interest is at the time of determination owned directly or indirectly by such Person.

         SECTION 1.02 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation, combination or other accounting computation is required to be made, for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Facility Document, and either the Borrowers' Agent or the Required Lenders shall so request, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         SECTION 1.03 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken or not to be taken by any Person, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         SECTION 1.04 CONSTRUCTION. In the event of any inconsistency between the covenants contained in the Security Documents and the covenants contained in this Agreement, the provisions of this Agreement shall govern and be controlling; provided, however, that to the extent the Security Documents contain covenants which are in addition to the covenants contained herein or covenants that are more restrictive than the covenants contained herein, such covenants shall not be deemed to be inconsistent for the purposes of this
SECTION 1.04.

         SECTION 1.05 JOINT AND SEVERAL OBLIGATIONS; BORROWERS' AGENT.

         (a) All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind all of the Borrowers. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         (b) Each of the Borrowers hereby authorizes Hawk to act as agent (the "BORROWERS' AGENT") for the Borrowers, and to execute and deliver on behalf of any Borrower such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers hereunder. The Borrowers' Agent hereby designates the financial officers of the Borrowers' Agent identified in the Authorization Letter (the "DESIGNATED FINANCIAL OFFICERS") to act for and on behalf of the Borrowers' Agent and each of the Borrowers, and to execute and deliver on behalf of the Borrowers' Agent and each of the Borrowers such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers' Agent and each of the Borrowers hereunder. The Borrowers' Agent and each of the Borrowers hereby agrees that the Agent and the Lenders shall be entitled to exclusively rely on any instrument, certificate, notice, agreement or other document that is signed by any of the Designated Financial Officers.

         SECTION 1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE 2

                                   THE CREDIT

         SECTION 2.01 LOANS AND LETTERS OF CREDIT.

         (a) THE REVOLVING CREDIT LOANS.


                  (i) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make Revolving Credit Loans to the Borrowers from time to time from and including the date hereof to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding its Revolving Credit Commitment Amount, as set forth on SCHEDULE 2.01; PROVIDED that the obligation of each Lender to make Revolving Credit Loans hereunder is subject to the condition that the Total

         Exposure (after giving effect to the funding of such Revolving Credit Loans) shall not exceed the lesser of the Borrowing Base and the aggregate Revolving Credit Commitments.

                  (ii) Any Lender may request that the Revolving Credit Loans made by it be evidenced by a Revolving Credit Note. In such event, the Borrowers shall issue to such Lender, a Revolving Credit Note, substantially in the Form of EXHIBIT A, dated as of the Effective Date payable to the order of such Lender in the aggregate principal amount equal to the Revolving Credit Commitment Amount of such Lender.

         (b) THE CAPEX LOANS.

                  (i) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make CapEx Loans to the Borrowers from time to time from and including the CapEx Availability Date to but excluding the Termination Date in an aggregate amount up to but not exceeding such Lender's CapEx Commitment Amount, as set forth on SCHEDULE 2.01, minus the principal amount of all CapEx Loans previously made by such Lender; PROVIDED, HOWEVER, that the Borrowers shall not be entitled to request, and the Lenders shall not be required to make, CapEx Loans in excess of (i) $2,000,000 in the aggregate during the Fiscal Year ending December 31, 2003, and (ii) $1,000,000 during any Fiscal Year thereafter; PROVIDED, FURTHER, in no event will any CapEx Loan on any date exceed such amount which constitutes 80% of the Hard Costs of the CapEx Assets to be purchased with the proceeds of such CapEx Loan. The Borrowers may not request CapEx Loans to be made more than once in any Fiscal Quarter. CapEx Loans, once repaid, may not be reborrowed.

                  (ii) Any Lender may request that the CapEx Loans made by it be evidenced by a CapEx Note. In such event, the Borrowers shall issue to such Lender a CapEx Note, substantially in the form of EXHIBIT B, dated as of the Effective Date, payable to the order of such Lender in the aggregate principal amount equal to the CapEx Commitment Amount of such Lender.

         (c) LETTERS OF CREDIT. Subject to the provisions of SECTION 2.13 and the other terms and conditions of this Agreement, at the request of the Borrowers' Agent, the Agent, on behalf of the Lenders, shall issue Letters of Credit (in its capacity as issuer of Letters of Credit, the "ISSUING BANK") from time to time from and including the date hereof to but excluding the Termination Date up to but not exceeding the lesser of (i) the difference between (A) the lesser of (x) the aggregate amount of all Revolving Credit Commitments and (y) the Borrowing Base and (B) the Total Exposure immediately prior to the issuance of such Letter of Credit and (ii) the difference between (A) the Letter of Credit Sublimit and (B) the aggregate amount of the Letter of Credit Exposure which exists immediately prior to the issuance of such Letter of Credit.

         SECTION 2.02 FUNDING OF LOANS.

         (a) Until such time as the Borrowers shall have established a Controlled Disbursements Account with the Agent, to request the funding of any Loans hereunder, the Borrowers' Agent shall deliver to the Agent notice in accordance with SECTION 2.11 setting forth (1) for each borrowing consisting of Revolving Credit Loans, (A) the requested date of such borrowing,

(B) the type of Loans comprising such borrowing, (C) the aggregate amount of such borrowing and (D) in the case of a borrowing comprised of Eurodollar Loans, the initial Eurodollar Interest Period for such Loans and (2) for each borrowing consisting of CapEx Loans, in addition to the items described in items (A) through (D) of clause (1), the use of proceeds of such CapEx Loan and shall be accompanied by an invoice (or a copy) or other proper documentation setting forth the invoice price for the equipment to be purchased. The aggregate principal amount of any borrowing incurred by any Borrower on any day, other than any borrowings made as Base Rate Loans pursuant to SECTION 2.02(b), shall not be less than any Minimum Borrowing Amount. Following receipt of such notice, the Agent shall, not later than 2:00 p.m. on (i) the same Banking Day that such notice is given, if such Loans are to be Base Rate Loans or (ii) on the third Banking Day after such notice is given, if such Loans are to be Eurodollar Loans, subject to the conditions of this Agreement, make available to the Borrowers by a credit to an account of the Borrowers maintained at the Agent the amount of such requested Loans. The Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Note issued to such Lender as of the date that such credit is made available to the Borrowers without regard to the settlement procedures between the Agent and the Lenders pursuant to SECTION 2.14.

         (b) After such time as the Borrowers shall have established a Controlled Disbursements Account with the Agent, not later than 2:00 p.m. on each Banking Day, the Agent shall, subject to the conditions of this Agreement (but without any further written notice required), make available to the Borrowers by a credit to an account of the Borrowers maintained at the Agent the proceeds of Base Rate Loans to the extent necessary to pay items to be drawn on the Controlled Disbursements Account that day after giving effect to all Available Funds to be deposited to the Collateral Account on that day. All other Loans and all requests for the making of Eurodollar Loans, or for the conversion of Base Rate Loans into Eurodollar Loans, shall be made upon notice given in accordance with SECTION 2.11. The Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Note issued to such Lender as of the date that such credit is made available to the Borrowers without regard to the settlement procedures between the Agent and the Lenders pursuant to SECTION 2.14.

         SECTION 2.03 PRINCIPAL REPAYMENT OF LOANS.

         (a) REVOLVING CREDIT LOANS.

                  (i) Each Revolving Credit Loan shall mature and be payable in full on the Termination Date.

                  (ii) Except to the extent otherwise expressly provided in any Security Document, the Agent shall, not later than as of 2:00 p.m. on each Banking Day when any Revolving Credit Loans are outstanding, transfer out of the Collateral Account all funds remitted to the Agent by Account Debtors of the Borrowers or by financial institutions at which Controlled Accounts are maintained, first making payments of the outstanding principal amount of the Revolving Credit Loans (including all Revolving Credit Loans made or to be made that day) by a debit to the Collateral Account in an amount equal to the balance of the Collateral Account after giving effect to all Available Funds deposited to the Collateral Account on that day and prior to any other transfers from the Collateral Account. All such payments shall be applied first to the outstanding principal amount of all Base Rate Loans. To the extent that a payment hereunder creates a credit balance under the Revolving Credit Obligations, JPMorgan Chase Bank, in its capacity as the depository bank, shall pay interest on such credit balance at a rate per annum equal to the greater of (x) zero percent (0%) and (y) the Prime Rate minus three percent (3%).

                  (iii) If at any time (x) the aggregate principal amount of the Revolving Credit Loans then outstanding plus the Letter of Credit Outstandings exceeds (y) the lesser of the Borrowing Base or the aggregate of the Revolving Credit Commitments, then immediately upon demand by the Agent, the Borrowers shall immediately prepay Revolving Credit Loans by an amount equal to such excess.

         (b) CAPEX LOANS. Beginning with the Fiscal Year ending December 31, 2003, and for each Fiscal Year thereafter, the Borrowers shall begin amortizing and shall repay to the Agent for the ratable account of the Lenders the aggregate amount of principal of the CapEx Loans made during such Fiscal Year in such amounts that would fully amortize such outstanding amount in twenty-eight
(28) equal consecutive quarterly payments, and the first of such quarterly payments shall be due on March 31, 2004. The final installment representing any remaining principal balance of all CapEx Loans shall be due and payable on the Termination Date.

         SECTION 2.04 MANDATORY PREPAYMENTS. In addition to the payments required under SECTION 2.03(a)(iii), the Borrowers shall make the following mandatory prepayments of the Loans:

         (a) CASUALTY EVENTS. Within ninety (90) days following the receipt by Hawk or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of Hawk or any of its Subsidiaries (or upon such earlier date as Hawk or any of its Subsidiaries, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrowers shall prepay the Loans by an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that (i) if the Net Cash Payments committed to be applied are not in fact applied within ninety
(90) days of the respective Casualty Event, or Hawk or any of its Subsidiaries have not entered into binding contractual agreements as of such 90th day requiring payment of amounts at least equal to such funds in repair or replacement of the property affected by the Casualty Event, then such Net Cash Payments, or such lesser amount that is not required to be paid pursuant to such binding contractual commitment, shall be applied to the prepayment of the Loans as provided in this clause (a) at the expiration of such ninety (90) day period and (ii) if an Event of Default shall have occurred and is continuing on the date such Net Cash Payments are received by Hawk or any of its Subsidiaries or at any time during such ninety (90) day period, then the Borrowers shall prepay the outstanding Loans in an amount equal to 100% of such Net Cash Payments (or, if any portion of such proceeds shall have been reinvested prior to the occurrence of such Event of Default, 100% of such remaining amount of Net Cash Payments not so reinvested) on the later of the date such Net Cash Payments are received by Hawk or any of its Subsidiaries or the date of the occurrence of such Event of Default), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this SECTION 2.04.

         (b) SALE OF EQUITY SECURITIES. Without limiting the obligation of Hawk or its Subsidiaries to obtain the consent of the Lenders in accordance with
SECTION 12.01 with respect to any sale of equity securities not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of equity securities by Hawk or any of its Subsidiaries (other than the issuance of equity securities to employees in accordance with stock option and related employee benefit programs), to deliver to the Agent a statement certified by the principal financial officer of the Borrowers' Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of equity securities that will (on the date of such sale) be received by Hawk or its Subsidiaries, and, upon the date of such sale of equity securities, the Borrowers shall prepay the Loans by an aggregate amount equal to 100% of the Net Cash Payments of such sale of equity securities received by Hawk or its Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this SECTION 2.04.

         (c) INCURRENCE OF INDEBTEDNESS. Without limiting the obligation of Hawk or any of its Subsidiaries to obtain the consent of the Lenders in accordance with SECTION 12.01 with respect to the incurrence of any Indebtedness not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of debt securities or the incurrence of any Indebtedness by Hawk or any of its Subsidiaries (other than Indebtedness permitted under SECTIONS 7.11(a), 7.11(b), 7.11(c), 7.11(d) and 7.11(f)), to deliver to the Agent a statement certified by the principal financial officer of the Borrowers' Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of debt securities or incurrence of Indebtedness that will (on the date of such sale or incurrence) be received by Hawk or its Subsidiaries and, upon the date of such sale or incurrence, the Borrowers shall prepay the Revolving Credit Loans by an aggregate amount equal to 100% of the Net Cash Payments of such sale or incurrence received by Hawk or its Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this SECTION 2.04.

         (d) SALE OF ASSETS. Without limiting the obligation of Hawk or any of its Subsidiaries to obtain the consent of the Lenders in accordance with SECTION
12.01 with respect to any sale or other disposition of assets not otherwise expressly permitted hereunder, the Borrowers agree that in connection with any sale or other disposition of assets with a fair market value in excess of $25,000 for any such sale or disposition, or in excess of $100,000 for all such sales or dispositions in the aggregate in any Fiscal Year, by Hawk or any of its Subsidiaries (other than dispositions permitted under CLAUSE (a) OR (b) OF
SECTION 7.01), to deliver to the Agent a monthly statement as soon as practical after the end of each month, but in any event within five (5) Banking Days after the end of each such month, certified by the principal financial officer of the Borrower's Agent, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale or other disposition that has been or will be received (on the date of such sale or other disposition) by Hawk or its Subsidiaries. The Borrowers shall prepay the Loans within ten (10) days of the date of any sale or other disposition of assets, by an aggregate amount equal to 100% of the Net Cash Payments of any sale or other disposition received by Hawk or its Subsidiaries. Prepayments of the Loans resulting from any sale or other disposition of assets shall be effected in each case in the manner and to the extent specified in paragraph (e) of this SECTION 2.04.

         (e) APPLICATION. (i) In the event of any mandatory prepayment pursuant to SECTION 2.04(a) or (c), such prepayment shall be applied: first, to Revolving Loans attributable to the Fixed Asset Advance, second to the CapEx Loans, and third to Revolving Loans other than the Fixed Asset Advance, until paid in full,
(ii) in the event of any mandatory prepayment pursuant to SECTION 2.04(b), such prepayment shall be applied: first, to the Revolving Loans other than the

Fixed Asset Advance, second to Revolving Loans attributable to the Fixed Asset Advance, and third to the CapEx Loans, and (iii) in the case of any mandatory prepayment pursuant to SECTION 2.04(d), such prepayment shall be applied: (A) if the asset disposed of consisted of a CapEx Asset purchased with the proceeds of a CapEx Loan, first, to the CapEx Loans, second to Revolving Loans attributable to the Fixed Asset Advance, and third to Revolving Loans other than the Fixed Asset Advance, and (B) if the asset disposed of consisted of any other machinery, equipment or tangible assets, first, an amount equal to the appraised value of such asset to the Revolving Loans attributable to the Fixed Asset Advance, second, to the Revolving Credit Loans other than the Fixed Asset Advance and third to the CapEx Loans, PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default, such prepayment shall be applied to the Loans in such order as the Agent so elects. With respect to any prepayment of any Loans, the Agent shall apply such prepayments: first, to the payment of accrued interest in respect of outstanding Base Rate Loans; second, to the principal amount of outstanding Base Rate Loans; third, to accrued interest in respect of outstanding Eurodollar Loans; fourth, to the principal amount of outstanding Eurodollar Loans; and fifth, to all other outstanding Obligations. In the case of any prepayment of CapEx Loans, such prepayments shall be applied to the installments thereof in reverse order of maturity. The Commitments shall be automatically and permanently reduced as a result of any mandatory prepayment made pursuant to SECTION 2.04(a), SECTION 2.04(c) or SECTION 2.04(d) by an amount corresponding to the amount of such prepayment; PROVIDED, HOWEVER, that if the Borrowers' Agent advises the Agent in writing at the time of any prepayment of Revolving Loans with the Net Cash Proceeds from any asset disposition as required by SECTION 2.04(d) that, as contemplated by SECTION 2.17, a portion of the Revolving Commitments gives rise to a Reserved Commitment Amount, unless any portion of the Reserved Commitment Amount is not utilized on or before the 179th day of receipt to reinvest in assets permitted by SECTION 7.10(f), the Revolving Commitments shall not be permanently reduced by the Reserved Commitment Amount. The Revolving Commitments shall be automatically and permanently reduced by the amount of any Reserved Commitment Amount remaining unutilized after 179 days. In addition, in the event of any prepayment under SECTIONS 2.04(a) OR 2.04(d) above related to any asset included in the Fixed Asset Availability, the Fixed Asset Availability shall be reduced on a dollar for dollar basis in the amount of the portion of such prepayment attributable to such asset. Other than as provided above, the Commitments shall not be subject to permanent reduction as a result of any other mandatory prepayment made pursuant to this SECTION 2.04.

         (f) PREPAYMENT PENALTIES. The Borrower shall not be required to pay any prepayment premiums or penalties in connection with any mandatory prepayment pursuant to this SECTION 2.04, other than (i) payments required to be paid pursuant to SECTION 3.05 in connection with any prepayment of any Eurodollar Loan and (ii) the early termination fee provided for in SECTION 2.15(d).

         SECTION 2.05 INTEREST.

         (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is repaid, at the following rates per year: (i) for a Loan Tranche which is outstanding as a Base Rate Loan, at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin; and (ii) for a Loan Tranche which is outstanding as a Eurodollar Loan, at a fixed rate during the applicable Eurodollar Interest Period equal to the corresponding Adjusted Eurodollar Rate plus the

Applicable Margin; PROVIDED, HOWEVER, that after the occurrence and during the continuance of any Event of Default, interest shall accrue on all Loans and all other amounts payable hereunder (including, to the extent permitted by law, interest on overdue interest) at the Default Rate.

         (b) Interest on each Eurodollar Loan and each Base Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         (c) Subject to paragraph (f) below, accrued interest on each Base Rate Loan shall be due and payable to the Agent for account of each Lender in arrears on the first Banking Day of each calendar month, regardless of any payment of the principal thereof.

         (d) Subject to paragraph (f) below, accrued interest on each Eurodollar Loan shall be due and payable to the Agent for account of each Lender in arrears upon any payment of principal and on each corresponding Eurodollar Interest Payment Date.

         (e) The Agent shall determine the Adjusted Base Rate, the Adjusted Eurodollar Rate and the Eurodollar Rate and such determination shall be conclusive absent manifest error. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Lenders thereof.

         (f) Notwithstanding the foregoing, (i) interest accrued pursuant to the proviso to paragraph (a) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Eurodollar Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         SECTION 2.06 EURODOLLAR INTEREST PERIODS. In the case of each Loan other than a Base Rate Loan, the Borrowers shall select a Eurodollar Interest Period, subject to the following limitations: (a) no Eurodollar Interest Period shall have a duration of less than one (1) month and if any such proposed Eurodollar Interest Period would otherwise be for a shorter period (as a result of the Termination Date or otherwise), such Eurodollar Interest Period shall not be available; and (b) if a Eurodollar Interest Period would end on a day which is not a Banking Day, such Eurodollar Interest Period shall be extended to the next Banking Day, unless such next Banking Day would fall in the next calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Banking Day. All elections of a Eurodollar Interest Period shall be made by the Borrowers' Agent upon three (3) Banking Days' notice to the Agent in accordance with SECTION 2.11 and the Agent shall quote to the Borrowers the actual Eurodollar Rate to take effect for such Eurodollar Interest Period (based upon the rate quotation described in the definition of Eurodollar Rate) on the next Banking Day. Notwithstanding anything to the contrary set forth herein, the Borrowers shall not be permitted to request any Eurodollar Loans until the Agent has completed its initial syndication of the credit facilities hereunder.

         SECTION 2.07 CONVERSIONS. Except to the extent specified to the Agent prior to the Effective Date, each Loan shall be a Base Rate Loan unless and until converted to a Eurodollar Loan in accordance with terms of this SECTION
2.07. The Borrowers shall have the right to make payments of principal, or to convert a Loan Tranche from a Base Rate Loan to a Eurodollar Loan or from a Eurodollar Loan to a Base Rate Loan at any time or from time to time, PROVIDED that:

(a) if the Loan Tranche is outstanding as a Eurodollar Loan, it may be converted only on the last day of the applicable Eurodollar Interest Period; (b) if the Loan Tranche is outstanding as a Eurodollar Loan, it shall automatically convert to a Base Rate Loan on the last day of the applicable Eurodollar Interest Period, unless the Borrowers' Agent gives notice to the Agent in accordance with
SECTION 2.11 three (3) Banking Days prior to the last day of the corresponding Eurodollar Interest Period specifying a new Eurodollar Interest Period to apply to such Loan Tranche; (c) no Loan Tranche comprising a Eurodollar Loan may be in a principal amount less the amount specified in the definition of "MINIMUM BORROWING AMOUNT"; (d) there may be no more than four (4) Loan Tranches comprising Eurodollar Loans outstanding at any one time; and (e) no Loan Tranche comprising a Eurodollar Loan may be created or continued while any Default or Event of Default exists and continues.

         SECTION 2.08 VOLUNTARY PREPAYMENTS. In addition to repayments made pursuant to SECTION 2.03(a)(iii), the Borrowers shall have the right to prepay Loans at any time or from time to time; PROVIDED that: (i) the Borrowers' Agent shall give the Agent notice of each such prepayment as provided in SECTION 2.11,
(ii) the Borrowers shall be responsible for the payment of such amounts as provided in SECTION 3.05 with respect to the prepayment of any Eurodollar Loans prepaid on any date other than the last day of the corresponding Eurodollar Interest Period and (iii) after giving effect to any such prepayments, the amounts of the Loans outstanding shall be in at least the Minimum Borrowing Amounts. In addition, but subject to the foregoing, as a condition to giving effect to any termination of the Commitments pursuant to SECTION 2.10, the aggregate principal of all Loans shall be fully prepaid, together with interest thereon accrued to the date of such payment and all amounts payable pursuant to
SECTION 2.13(c) and/or SECTION 3.05 in connection therewith.

         SECTION 2.09 UNCOLLECTED FUNDS COMPENSATION. Any credit extended by the Agent to the Borrowers by allowing the Uncollected Funds in the Collateral Account maintained by the Borrowers at the Agent to be immediately available funds to the Borrowers shall not be deemed to be Loans hereunder. Uncollected Funds Compensation to the Agent shall accrue on the amount of the Uncollected Funds in existence from time to time at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans for one full day. Upon making such computation, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to the Agent. The Agent shall notify the Borrowers of the amount of the Uncollected Funds Compensation for the preceding calendar month in the next monthly statement rendered by the Agent to the Borrowers.

         SECTION 2.10 VOLUNTARY TERMINATION OF COMMITMENTS. The Borrowers shall have the right to terminate the amount of Commitments in whole or in part at any time; PROVIDED that (a) the Borrowers' Agent shall give notice of such termination to the Agent as provided in SECTION 2.11, (b) each reduction of the Revolving Credit Commitments shall be in an amount that is at least equal to $5,000,000 or any greater multiple of $1,000,000 and (c) each reduction of the CapEx Commitments shall be in an amount that is at least equal to $250,000 or any greater multiple of $100,000. The Borrowers may not terminate the Revolving Credit Commitments to an amount that is less than the Total Exposure then outstanding, and unless the Commitments have been terminated in whole, the Borrowers may not reduce the amount of the Revolving Credit

Commitments to less than $25,000,000. Any portion of the Commitments that has been terminated may not be reinstated.

         SECTION 2.11 CERTAIN NOTICES. Notices by the Borrowers' Agent to the Agent of borrowings other than pursuant to SECTION 2.02(b), notice of conversion of any Base Rate Loans to Eurodollar Loans pursuant to SECTION 2.07, and notice of each prepayment of a Loan pursuant to SECTION 2.08 (which does not include repayments pursuant to SECTION 2.03(a)(iii) or of termination of the Commitments pursuant to SECTION 2.10) shall be irrevocable and shall be effective only if received by the Agent in writing on a Banking Day and (a) in the case of Base Rate Loans and prepayments of Base Rate Loans, given not later than 11:00 a.m. on the date of such Base Rate Loan or such prepayment; (b) in the case of Eurodollar Loans and prepayments of Eurodollar Loans, given not later than 11:00 a.m. three (3) Banking Days prior to the date of such Eurodollar Loan or such prepayment; and (c) in the case of termination of the Commitments, given not later than 12:00 noon time four (4) Banking Days prior thereto. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking
Day). The Agent shall promptly notify the Lenders of the contents of each such notice.

         SECTION 2.12 CALCULATION OF BORROWING BASE. The Agent shall calculate from time to time the amount of the Borrowing Base, based upon the most recent Borrowing Base Certificate, and such amount shall be the "Borrowing Base" hereunder.

         SECTION 2.13 LETTERS OF CREDIT.

         (a) Subject to the terms and conditions set forth herein, the Borrowers' Agent may request the issuance of Letters of Credit for the account of any of the Borrowers or their Subsidiaries, in a form reasonably acceptable to the Agent, by delivering to the Agent by electronic or facsimile transmission (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application in the form required by the Agent. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Total Exposure at such time does not exceed the lesser of (x) the Borrowing Base at such time or (y) the aggregate Revolving Credit Commitments at such time, and (ii) the Letter of Credit Exposure at such time does not exceed the Letter of Credit Sublimit at such time.

         (b) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date three-hundred sixty-five (365) days, in the case of standby Letters of Credit, or one-hundred eighty (180) days, in the case of commercial or documentary Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of any standby Letter of Credit, three-hundred sixty-five (365) days after such renewal or extension); PROVIDED that any such standby Letter of Credit may provide for automatic extensions thereof to a date not later than three-hundred sixty-five (365) days beyond its current expiration date, and (ii) the date that is five (5) Banking Days prior to the Termination Date. No Letter of Credit may be extended beyond the date that is five (5) Banking Days prior to the Termination Date.

         (c) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Agent or the

Lenders, the Agent hereby grants to each Lender, and each Lender hereby acquires from the Agent, a participation in such Letter of Credit equal to such Lender's Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrences and continuance of a Default or Event of Default or reduction or termination of the aggregate Revolving Credit Commitments. If the Agent shall make any disbursement in respect of any Letter of Credit, the resulting Reimbursement Obligation created thereby shall be deemed to be a Revolving Credit Loan from each of the Lenders in accordance with each Lender's Revolving Credit Commitment Percentage. The Agent shall notify the Lenders of the creation of any Reimbursement Obligation within two (2) Banking Days of any disbursement made by the Agent pursuant to or under any Letter of Credit.

         (d) The Borrowers' Reimbursement Obligations with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Agent to the beneficiary under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit (other than due to the gross negligence or willful misconduct of the Agent),
(iv) the existence of any claim, setoff, defense or other right that any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agent, or any Lender or any other Person, whether in connection with this Agreement, any other Facility Document or otherwise; and
(v) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Agent), whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

         (e) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with Letters of Credit issued by it or any related certificates shall not, in the absence of gross negligence or willful misconduct by the Agent, result in any liability of the Agent to any Borrower or any of their Subsidiaries or relieve any Borrower of any of its obligations hereunder to the Agent or the Lenders.

         SECTION 2.14 SETTLEMENT BETWEEN AGENT AND LENDERS. The Agent and the Lenders shall settle on an aggregated and netted basis (the "SETTLEMENT AMOUNT") on a daily basis (each such date on which such a settlement occurs being a "SETTLEMENT DATE") for all amounts which shall have become due to and due from the Agent and the Lenders since the immediately preceding Settlement Date with respect to any Obligations. The Agent shall notify the Lenders by 11:00 A.M. on each Settlement Date of the Settlement Amount which is payable by the Agent or the Lenders and the Agent or the Lenders, as the case may be, shall make payment of the Settlement Amount by an electronic funds transfer not later than 5:00 P.M. on the Settlement Date. Nothing in this SECTION 2.14 or the settlement procedures made pursuant to this SECTION 2.14 shall be deemed to change, as between the Borrowers and the Lenders, the amount of the Loans which are outstanding to each of the Lenders or the accrual of interest due to each of the Lenders on such Loans.

         SECTION 2.15 FEES.

         (a) The Borrowers agree to pay, on the Closing Date, to the Agent for the account of each of the Lenders an upfront fee equal to 0.75% of the aggregate Commitments for the Lenders' ratable Commitments.

         (b) The Borrowers agree to pay to the Agent quarterly after the date hereof through the Termination Date and on the Termination Date for the account of each of the Lenders a commitment fee which shall accrue on the daily average Unused Facility Amount for the period from and including the date hereof through the Termination Date. The commitment fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed at a rate per year equal to the Applicable Commitment Fee Rate. The commitment fee shall be due and payable in arrears quarterly on the first Banking Day of each calendar quarter and shall be computed by the Agent. On each such payment date, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to the Lenders. The Agent shall notify the Borrowers of the amount of the commitment fee for the preceding quarter in the next monthly statement rendered by the Agent to the Borrowers.

         (c) The Borrowers agree to pay, with respect to Letters of Credit issued hereunder, the following fees: (i) to the Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a letter of credit fee in respect of each standby Letter of Credit issued hereunder which accrues at a rate equal to (x) the face amount of such Letter of Credit multiplied by (y) the applicable Eurodollar Margin for Revolving Loans other than the Fixed Asset Advance, such fees to be calculated on the basis of a 360 day year for actual number of days elapsed and paid by the Borrowers quarterly in advance on the first Banking Day of each Fiscal Quarter, (ii) to the Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a letter of credit fee in respect of each trade or documentary Letter of Credit issued hereunder which accrues at a rate equal to (x) the applicable Eurodollar Margin for Revolving Loans other than the Fixed Asset Advance multiplied by (y) the face amount of such Letter of Credit, such fees to be calculated on the basis of a 360 day year for actual number of days elapsed and paid by the Borrowers quarterly in advance on the first Banking Day of each calendar quarter, (iii) to the Agent for its own account, a letter of credit fronting fee payable in respect of each Letter of Credit issued hereunder which accrues at a rate equal to (x) the face amount of such Letter of Credit multiplied by (y) fifteen (15) basis points per annum, such fees to be calculated on the basis of a 360 day year for the actual number of days elapsed and paid by the Borrowers in advance at the time of the issuance of each Letter of Credit and (iv) to the Agent for its customary processing fees and expenses charged by the Agent for issuing, amending, modifying or extending any Letter of Credit. Upon making a computation of the amount of such Letter of Credit fee, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof The Agent shall notify the Borrowers of the amount of such Letter of Credit fee in the next monthly statement rendered by the Agent to the Borrowers.

         (d) In the event that the Commitments are terminated in their entirety (or reduced to zero) by the Borrowers during the periods set forth below, the Borrowers shall pay to the Agent for the account of each of the Lenders an early termination fee in an amount equal to (i) 1.00% of the average Commitment of the Lenders as in effect since the Closing Date, if the Commitments are terminated prior to the first anniversary of the Closing Date, (ii) 0.75% of the average Commitments of the Lenders as in effect since the Closing Date, if the Commitments are terminated on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, and (iii) 0.50% of the average Commitment of the Lenders as in effect since the Closing Date, if the Commitments are terminated on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date.

         SECTION 2.16 PAYMENTS GENERALLY. All payments under this Agreement or the Notes shall be made in United States Dollars in funds which are immediately available not later than 1:00 p.m. on the relevant dates specified herein at the JPMorgan Chase Office for the account of each Lender and any payment made after such time on such due date will be deemed to have been made on the next succeeding Banking Day. In the event that any payment (other than with respect to the principal of the Loans) under this Agreement becomes due, the Agent, at its discretion without the requirement of obtaining the consent of or giving prior notice to the Borrowers, may make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debiting the Collateral Account for the payment thereof to the Lenders). The Agent, or any Lender (subject to SECTION 11.17) for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent. Subject to SECTION 11.16, the Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may, subject to SECTION 11.16, apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

         SECTION 2.17 PURPOSE. The Borrowers shall use the proceeds of the Loans solely (a) to refinance the existing senior secured Indebtedness of the Borrowers and their Subsidiaries listed on SCHEDULE 2.17 hereto, (b) for working capital requirements of the Borrowers and their Subsidiaries, (c) to finance transaction costs associated with the closing of the transactions contemplated by the Facility Documents and the Exchange Notes, (d) to support Letters of Credit up to the Letter of Credit Sublimit, (e) for other general corporate purposes, and (f) commencing on the date on which Hawk shall have submitted audited financial statements for the Fiscal Year ending December 31, 2002, so long as no Default or Event of Default shall have occurred and is continuing on such date or would result therefrom, Hawk may use the proceeds of Revolving Loans to redeem its Pre-Exchange Notes then outstanding, if any, or any portion thereof (the "PRE-EXCHANGE NOTE REDEMPTION"), PROVIDED that Hawk demonstrates average excess Collateral Availability, during the thirty (30) calendar day period immediately preceding such proposed Pre-Exchange Note Redemption (or, in the case that the amount of Pre-Exchange Notes then outstanding is in excess of $3,000,000, during the sixty (60) calendar day period immediately preceding such proposed Pre-Exchange Note Redemption), in excess of the sum of
(x) the face amount of Pre-Exchange Notes proposed for such Pre-Exchange Note Redemption, PLUS (y) $6,000,000. Notwithstanding the foregoing, in the event the Borrowers prepay Revolving Loans other than the Fixed Asset Advance as contemplated by the proviso to the third sentence of SECTION 2.04(e) with the proceeds from an Asset Sale, then an amount of the Revolving Commitments, as specified by the Borrowers' Agent, equal to the amount of such prepayment (a "RESERVED COMMITMENT AMOUNT") shall be reserved and shall not be available for borrowing hereunder except and to the extent such proceeds are used to make reinvestments permitted by SECTION 7.10(f). The Borrowers agree that upon any borrowing of Revolving Loans which will utilize the Reserved Commitment Amount to advise the Agent in writing of such fact at the time of borrowing, identifying the amount of the borrowing that is to utilize the Reserved Commitment Amount, the reinvestment in respect of which the proceeds are to be applied and the reduced Reserved Commitment Amount remaining after such utilization.

         SECTION 2.18 EXTENSION OF THE SCHEDULED MATURITY DATE.

         (a) Subject to the other provisions of this Agreement and PROVIDED that no Event of Default has occurred and is continuing, the aggregate Commitments shall be effective for an initial period from the Effective Date to the initial Scheduled Maturity Date; PROVIDED that the Scheduled Maturity Date, and concomitantly the aggregate Commitments, may be extended upon the Borrowers' request for an additional one-year period expiring on the date that is one year from the initialed Scheduled Maturity Date, PROVIDED FURTHER, that the Borrowers may request only one (1) extension pursuant to this SECTION 2.18. The Borrowers' Agent shall make any such request on behalf of the Borrowers at least thirty
(30) days, but no more than sixty (60) days, prior to the initial Scheduled Maturity Date.

         (b) Upon receipt of the Borrowers' request to extend the Scheduled Maturity Date, the Agent shall promptly notify each Lender of such request and each Lender shall notify the Agent, no later than fifteen (15) days after such Lender's receipt of notice, whether such Lender, in the exercise of its sole discretion, will extend the Scheduled Maturity Date for an additional one-year period. Any Lender which shall not timely notify the Agent whether it will extend the Scheduled Maturity Date shall be deemed to have rejected the request to extend the Scheduled Maturity Date and its Commitment. No Lender shall have any obligation whatsoever to agree to extend the Scheduled Maturity Date. Any agreement to extend the Scheduled Maturity Date by any Lender shall be irrevocable, except as provided in clause (d) of this SECTION 2.18.

         (c) If all Lenders notify the Agent pursuant to clause (b) of this
SECTION 2.18 of their agreement to extend the Scheduled Maturity Date, then the Agent shall so notify each Lender and the Borrowers' Agent and such extension shall be effective without other or further action by any party hereto for such additional one-year period.

         (d) If Lenders constituting at least the Required Lenders approve the extension of the Scheduled Maturity Date (such Lenders agreeing to extend the Scheduled Maturity Date herein called the "ACCEPTING LENDERS") and if one or more Lenders shall notify, or be deemed to notify, the Agent pursuant to clause
(b) of this SECTION 2.18 that they will not extend the initial Scheduled Maturity Date (such Lenders herein called the "DECLINING Lenders"), then (A) the Agent shall promptly so notify the Borrowers' Agent and the Accepting Lenders,
(B) the Accepting Lenders shall, upon the Borrowers' election to extend the initial Scheduled Maturity Date in accordance with clause (i) or (ii) below, extend the initial Scheduled Maturity Date, and
(C) the Borrowers' Agent shall, pursuant to a notice delivered to the Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (b) of this SECTION 2.18 to approve or disapprove the requested extension of the Scheduled Maturity Date, either:

                  (i) elect to extend the Scheduled Maturity Date and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date that would have been the Scheduled Maturity Date except for the operation of this SECTION 2.18. On the date that would have been the Scheduled Maturity Date except for the operation of this SECTION 2.18, (x) the Borrowers' Agent shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Agent and (y) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to the Declining Lenders, including any amounts required pursuant to ARTICLE 3, and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of ARTICLE 3 and SECTION 12.03, and shall cease to have any obligations or any Commitment hereunder, other than to the Agent pursuant to ARTICLE 11, and the Agent shall promptly notify the Accepting Lenders and the Borrowers' Agent of the new Commitments; or

                  (ii) elect to extend the Scheduled Maturity Date and, prior to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders that is an Eligible Assignee and otherwise reasonably acceptable to the Agent (such lenders herein called the "REPLACEMENT LENDERS") and (B) the Borrowers shall pay in full in immediately available funds all Obligations of the Borrowers owing to any Declining Lenders that are not being replaced, as provided in clause (i) above; PROVIDED that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender's rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender's Loans and Commitments hereunder, and (y) upon the payment of such amounts referred to in clause (x) and the execution of an Assignment and Acceptance by such Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender other than for purposes of ARTICLE 3 and SECTION 12.03, and shall no longer have any obligations hereunder, other than to the Agent pursuant to ARTICLE 11; or

                  (iii) elect to revoke and cancel the extension request by giving notice of such revocation and cancellation to the Agent (which shall promptly notify the Lenders thereof) no later than the tenth
         (10th) day following the date by which each Lender is required, pursuant to clause (b) of this SECTION 2.18 to approve or disapprove the requested extension of the Scheduled Maturity Date and concomitantly the total Commitments.

                  (iv) If the Borrowers' Agent fails to timely provide the election notice referred to in this clause (d), the Borrowers shall be deemed to have revoked and cancelled the extension request and to have elected not to extend the Scheduled Maturity Date.

         (e) The Borrowers request for any extension under this SECTION 2.18 shall be deemed to be a representation and warranty that no Default or Event of Default then exists or will exist on the proposed effective date for any extension of the Scheduled Maturity Date and that all representations and warranties of the Borrowers and Guarantors contained herein and in each other Facility Document are true and correct on the date of such request and the proposed effective date for any extension of the Scheduled Maturity Date.

                                   ARTICLE 3

                       YIELD PROTECTION; ILLEGALITY; ETC.

         SECTION 3.01 ADDITIONAL COSTS.

         (a) The Borrowers shall pay directly to each Lender and the Issuing Bank, as applicable (each an "AFFECTED PARTY") from time to time on demand therefor such amounts as such Affected Party may reasonably determine to be necessary to compensate it for any increased costs which such Affected Party determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder or issuing, participating in or maintaining any Letter of Credit, or to compensate it for any reduction in any amount receivable by such Affected Party hereunder in respect of any such Loans, obligation to make such Loans or any Letters of Credit (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Affected Party under this Agreement or its Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on the overall net income of such Affected Party or of its Lending Office for any of such Loans or Letters of Credit by the jurisdiction in which such Affected Party has its principal office or such Lending Office); (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of; or any deposits with or other liabilities of such Affected Party; or (iii) imposes any other condition affecting this Agreement, the Eurodollar Loans made by such Lender or its Notes or the Letters of Credit issued, participated in or maintained by such Affected Party (or any of such extensions of credit or liabilities). Each Affected Party will notify the Borrowers' Agent of any event occurring after the date of this Agreement which will entitle such Affected Party to compensation pursuant to this SECTION 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, PROVIDED that the failure to so notify the Borrowers' Agent shall not affect the obligations of the Borrowers under this SECTION 3.01(a). If any Affected Party requests compensation from the Borrowers under this SECTION 3.01(a), or under SECTION 3.01(c), the Borrowers' Agent may, by notice to such Affected Party with a copy to the Agent, suspend the obligation of such Affected Party to make Loans of the type with respect to which such compensation is requested (in which case the provisions of SECTION 3.04 shall be applicable).

         (b) Without limiting the effect of the foregoing provisions of this
SECTION 3.01, in the event that, by reason of any Regulatory Change, any Affected Party either (i) incurs Additional

Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Affected Party which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Affected Party which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Affected Party so elects by notice to the Borrowers' Agent with a copy to the Agent, the obligation of such Affected Party to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 3.04 shall be applicable).

         (c) Without limiting the effect of the foregoing provisions of this
SECTION 3.01 (but without duplication), the Borrowers shall pay directly to each Affected Party from time to time on demand therefor such amounts as such Affected Party may determine to be necessary to compensate such Affected Party for any costs which it determines are attributable to the maintenance by such Affected Party or its bank holding company or any of its Affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive, guideline or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder or in respect of its issuance, participation in, or maintenance of Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Affected Party or its bank holding company or any of its Affiliates to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Affected Party will notify the Borrowers' Agent if such Affected Party is entitled to compensation pursuant to this SECTION 3.01(c) as promptly as practicable after it determines to request such compensation, PROVIDED that the failure to so notify the Borrowers' Agent shall not affect the obligations of the Borrowers under this SECTION 3.01(c).

         (d) Determinations and allocations by a Lender or the Issuing Bank (as applicable) for purposes of this SECTION 3.01 of the affect of any Regulatory Change pursuant to subsections (a) or (b), or of the affect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans or in respect of the Letters of Credit or its issuance, participation in, or maintenance of Letters of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation or in respect of the Letters of Credit or its issuance, participation in, or maintenance of Letters of Credit, and of the additional amounts required to compensate such Lender or the Issuing Bank (as applicable) under this SECTION 3.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis. Each Lender or the Issuing Bank (as applicable) demanding payment from the Borrowers pursuant to this SECTION 3.01 shall furnish to the Borrowers at the time of such demand a statement showing the basis for and the method of calculation of such demand.

         SECTION 3.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if

         (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

         (b) any Lender reasonably determines (which determination shall be conclusive) and notifies the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in SECTION 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to such Lender of making or maintaining such Loans;

then the Agent shall give the Borrowers' Agent and each Lender prompt notice thereof and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type.


         SECTION 3.03 ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers' Agent thereof (with a copy to the Agent) and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain such Affected Loans (in which case the provisions of SECTION 3.04 shall be applicable).

         SECTION 3.04 CERTAIN BASE RATE LOANS PURSUANT TO SECTIONS 3.01 AND
3.03. If the obligations of any Lender to make Loans of a particular type (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE") shall be suspended pursuant to SECTION 3.01 or
SECTION 3.03, all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and if an event referred to in SECTION 3.01 or SECTION 3.03 has occurred and such Lender so requests by notice to the Borrowers with a copy to the Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         SECTION 3.05 CERTAIN COMPENSATION. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

         (a) any payment or conversion of a Eurodollar Loan made by the Borrowers on a date other than the last day of a Eurodollar Interest Period or the Maturity Date, respectively, for such Loan (whether by reason of acceleration or otherwise);

         (b) any failure by the Borrowers to borrow any Loan to be made by such Lender on the date specified therefor in the relevant notice under SECTION 2.11 or to convert any Loan to a Eurodollar Loan or to continue a Eurodollar Loan on the date specified therefor in the relevant notice under SECTION 2.11; or

         (c) the failure to make any prepayment of any Eurodollar Loan on the date specified therefor in the relevant notice under SECTION 2.11.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted (in the case of clause (a) above) or not borrowed, converted or continued (in the case of clause (b) above) or not prepaid (in the case of clause (c) above), for the period from and including the date of such payment or failure but excluding the last day of the Eurodollar Interest Period for such Loan (or, in the case of a failure to borrow, convert, continue or prepay, to but excluding the last day of the Eurodollar Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this SECTION 3.05 shall be conclusive, absent manifest error.

         SECTION 3.06 MITIGATION OBLIGATIONS. If any Lender requests compensation under SECTION 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         SECTION 3.07 TAXES.

         (a) All payments with respect to the Loans to the Agent, the Issuing Bank or any Lender shall be made free and clear of and without deduction for, any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums described in this paragraph) the Agent, the Issuing Bank or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, to the extent not paid in accordance with the preceding sentence, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (b) The Borrowers shall indemnify the Agent, the Issuing Bank and each Lender for Indemnified Taxes and Other Taxes paid by such Person, PROVIDED, HOWEVER, that the Borrowers shall not be obligated to make payment to the Agent, the Issuing Bank or any Lender in respect of penalties, interest and other similar liabilities attributable to such Indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of the Person seeking indemnification.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

         SECTION 4.01 CONDITIONS PRECEDENT TO THE INITIAL LOANS. The obligations of the Lenders to make the Loans constituting the initial borrowings are subject to the condition precedent that on or before the Effective Date each of the following documents shall have been delivered to the Agent in form and substance satisfactory to the Agent and its counsel, and each of the following actions shall have been performed to the satisfaction of the Agent and its counsel:

         (a) The Agent shall have received the Facility Documents (including this Agreement, the Notes and the Security Documents identified on SCHEDULE 4.01(A)) duly executed by each of the parties thereto and the Facility Documents shall be in full force and effect.

         (b) The Agent shall have received good standing certificates for Hawk and each of its Subsidiaries from the Secretary of State (or the equivalent thereof) of its jurisdiction of organization and each other state in which it is required to be qualified to transact business, each to be dated a recent date prior to the Closing Date and a bring-down good standing certificate or telephonic confirmation from the appropriate Secretary of State in each jurisdiction of organization of Hawk and each of its Subsidiaries dated or telephonically received on the Closing Date; PROVIDED, HOWEVER, that the foregoing shall not be required with respect to Hawk Motors de Mexico, S. de R.L. de C.V., Hawk Motors Monterrey, S.A. de C.V., Hawk Composites (Suzhou) Company Limited or Hawk Mauritius Ltd.

         (c) The Agent shall have received a certificate of the Secretary or Assistant Secretary (or equivalent thereof) of Hawk and each of its Domestic Subsidiaries and dated the Closing Date certifying as to (i) a copy of its certificate of incorporation, certificate of limited partnership or other similar organizational document as amended, modified or supplemented prior to the Closing Date (which copy shall be certified to be true, correct and complete by the appropriate Secretary of State as of a recent date prior to the Closing
Date), (ii) the by-laws, limited partnership agreement or other similar organizational document of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors (or other governing body, as applicable) approving and authorizing the execution, delivery and performance of all Facility Documents to which such Person is a party and each other document to be executed or delivered by such Person pursuant to this Agreement and (iv) the names and true signatures of the incumbent officers of such Person authorized to sign the Facility Documents and the other documents to be executed and delivered by such Person under this Agreement.

         (d) The Agent shall have received evidence satisfactory to it that the Borrowers and the Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, a valid and perfected First Priority security interest in the entire Collateral. Such actions shall include, without limitation, the following:

                  (i) delivery to the Lender of all the Security Documents, duly executed by the applicable Borrower or Guarantor, together with accurate and complete schedules to all such Security Documents;

                  (ii) delivery to the Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Agent) representing all capital stock and other equity interests pledged pursuant to the Security Documents and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Agent) evidencing any Collateral;

                  (iii) delivery to the Agent of (A) the results of a recent search (or a recent bringdown search to prior lien searches), by one or more Persons satisfactory to the Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any Collateral, together with copies of all such filings disclosed by such search, (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements, fixture filings or comparable filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement), and (C) UCC financing statements duly authorized and/or executed by each applicable Borrower and Guarantor with respect to all Collateral of such party, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents;

                  (iv) delivery to the Agent of all cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any IP Collateral; and

                  (v) if so requested by the Agent, delivery to the Agent of opinions of counsel (which counsel shall be reasonably satisfactory to the Agent and the Lenders) under the local laws of each jurisdiction where the Borrowers and the Guarantor is organized with respect to the creation and perfection of the security interests in favor of the Agent in the Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Agent may request, in each case in form and substance satisfactory to the Agent.

         (e) Hawk and its Subsidiaries shall have obtained all required environmental permits, licenses, authorizations and consents that are necessary in connection with the transactions contemplated by the Facility Documents from the appropriate Governmental Authorities, and each of the foregoing permits, licenses, authorizations and consents shall be in full force and effect. Hawk and its Subsidiaries shall have also obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements, in each case that are necessary or advisable in connection with the transactions contemplated by the Facility Document, and each of the foregoing shall be in full force and effect.

         (f) The Agent shall have received and shall be satisfied with (i) the certified financial statements referred to in SECTION 5.05 hereof; including, without limitation, the audited consolidated financial statements of Hawk and its Subsidiaries for the Fiscal Years ended December 31, 1999, 2000 and 2001, (ii) the unaudited consolidated financial statements of Hawk for the Fiscal Quarter ended March 31, 2002 and the Fiscal Quarter ended June 30, 2002 and (iii) any and all written materials, reports, and/or management letters prepared by Hawk's current independent auditors. All such financial statements shall consist of at least a balance sheet, income statement and statement of cash flows in accordance with GAAP.

         (g) The Agent and each Lender shall have received and shall be satisfied with its review of (i) consolidated monthly balance sheet projections and profit and loss statements and cash flow projections for Hawk and its Subsidiaries, prepared in accordance with GAAP, for the 2002 Fiscal Year (demonstrating projected financial results for the subsequent 12-month period),
(ii) consolidated quarterly balance sheet projections and profit and loss statements and cash flow projections for Hawk and its Subsidiaries prepared in accordance with GAAP, for the 2003 Fiscal Year (demonstrating projected financial results for the subsequent 12-month period, and (iii) consolidated annual balance sheet projections and profit and loss statements and cash flow projections for Hawk and its Subsidiaries, prepared in accordance with GAAP, for the Fiscal Year ended 2004 (demonstrating projected financial results for the subsequent 12-month period), in each case, together with the written assumptions on which such projections are based.

         (h) The Agent shall have received and be satisfied that the August 2002 and September 2002 EBITDA results are at least 95% of the projected EBITDA as set forth in Hawk's August 31, 2002 projections.

         (i) The Agent shall have received a certificate of a duly authorized officer of the Borrowers dated the Effective Date, stating that the representations and warranties in ARTICLE 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default.

         (j) The Agent shall have received a favorable opinion of Kohrman, Jackson & Krantz, counsel for the Borrowers, dated the Effective Date, and covering such matters as the Agent or any Lender may reasonably request, and an opinion of counsel with respect to the transactions contemplated by the Exchange Notes addressed to the Agent and the Lenders, or a letter of reliance thereon addressed to the Agent and the Lenders.

         (k) The Agent shall have received solvency certificates of duly authorized officers of the Borrowers in the form of EXHIBIT C, certifying as to the solvency of each of the Borrowers and their Subsidiaries after giving effect to the funding of the initial Loans.

         (l) The Agent shall have received insurance certificates in form satisfactory to the Agent evidencing casualty, all-risk, product liability, business interruption and other insurance of Hawk, its Subsidiaries and their properties and assets having coverage and issued by insurance companies satisfactory to the Agent and naming the Agent as a lender's loss payee, mortgagee and an additional insured, as appropriate.

         (m) The Agent shall have received an initial Borrowing Base Certificate, remittance, debit and credit reports and a statement of the aging of accounts in a form reasonably acceptable to the Agent with respect to Hawk and its Subsidiaries and consistent with the requirements of SECTION 6.09 hereof; dated as of not more than thirty (30) days prior to the date of the initial Loans.

         (n) Hawk shall have delivered to the Agent evidence reasonably satisfactory to the Agent that no material liability to Hawk or any of its Subsidiaries under any Environmental Law exists with respect to the Leasehold Properties or any owned Real Property.

         (o) The Agent shall be satisfied with its field examinations (including the "take-down" field examinations) and due diligence review of Hawk and its Subsidiaries, including, but not limited to, satisfactory review by the Agent of the projections of Hawk and its Subsidiaries.

         (p) The Agent shall be satisfied with the cash management arrangements (including domestic lock box arrangements) and management information systems in place with respect to the Borrowers and their Subsidiaries and the Agent shall have received counterparts of a Lockbox Agreement and Controlled Account Agreement with respect to all lockboxes and accounts that receive the proceeds of Collateral and of blocked account agreements with respect to the accounts listed on SCHEDULE 4.01(e) hereto, duly executed by all parties thereto and such Lockbox Agreements and Controlled Account Agreements and blocked account agreements shall be in full force and effect and in form and substance reasonably satisfactory to the Agent.

         (q) The Agent shall have received a duly executed release and termination, together with proper UCC-3 termination statements in form and substance satisfactory to the Agent, evidencing the termination of the Indebtedness set forth on SCHEDULE 2.17 and the release of all Liens securing such Indebtedness; and immediately following the funding of the initial loans hereunder, the Borrowers shall have caused to be repaid in full all such outstanding Indebtedness and shall have caused to be released all liens in favor of the holders of such Indebtedness.

         (r) The Agent and the Lenders shall have received all fees and other amounts due and payable to such Persons at or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder; and

         (s) The Agent shall have received copies of all material contracts and such other documents as the Agent shall have reasonably requested and the same shall be reasonably satisfactory to each of them.

         (t) The Agent shall have received and be satisfied with an appraisal, performed by a third party appraiser acceptable to the Agent, of Hawk's and its Subsidiaries' inventory.

         (u) The Agent shall have received, reviewed and be satisfied with an appraisal of Hawk's and its Subsidiaries' machinery, equipment and real property, all prepared using valuation methodology acceptable to the Agent. To the extent existing appraisals are deemed acceptable in form and content to the Agent, Borrower will be required to direct such appraisers to recertify such appraisals directly to the Agent.

         (v) The Agent shall have received and be satisfied with a Landlord's Waiver and Consent, in the form of EXHIBIT D, with respect to each Leasehold Property.

         (w) Hawk shall have completed its offer to exchange its Pre-Exchange Notes for new senior notes (the "EXCHANGE NOTES"), with the Exchange Notes being in an amount and having terms, conditions, covenants and a maturity date satisfactory to the Agent and the Lenders in their sole discretion.

         (x) The Agent shall have received a certificate identifying any Phase I or Phase II reports with respect to Hawk's and its Subsidiaries' Owned Property and be satisfied in its sole discretion with the environmental reviews performed.

         (y) The Borrowers' shall have a minimum Revolving Availability as of the Effective Date (after giving effect to the funding of all Loans and the issuance of all Letters of Credit to be funded or issued on the Effective Date) of not less than $9,000,000.

         (z) The Agent shall have received ALTA loan title insurance policies, title reports, flood zone certifications and such other insurance policies, including title, flood and earthquake insurance policies, as the Agent may reasonably request.

         SECTION 4.02 ADDITIONAL CONDITIONS PRECEDENT. The obligations of the Lenders to make any Loans (including the initial Loans) and the obligation of the Issuing Bank to issue, amend, renew or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loan or Letter of Credit:

         (a) The following statements shall be true:

                  (i) the representations and warranties contained in ARTICLE 5 of this Agreement are true and correct (or, in the case of the making of any Loan after the initial Loan, true and correct in all material respects, except in the case of any representation or warranty containing a materiality qualifier, then in all respects) on and as of the date of such Loan or Letter of Credit as though made on and as of such date; and

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan or Letter of Credit;

         (b) The Agent shall have received such approvals, certificates and other documents as the Agent or any Lender may reasonably request;

         (c) At or before the time of making the first Revolving Credit Loan hereunder and as of the date of each subsequent Revolving Credit Loan hereunder, the Agent shall determine that the aggregate principal amount of all Revolving Credit Loans (including the one requested) does not exceed the Borrowing Base;

         (d) At or before the time of making the first CapEx Loan hereunder and as of the date of each subsequent CapEx Loan hereunder, the Agent shall determine that the aggregate principal amount of all CapEx Loans (including the one requested) does not exceed the aggregate CapEx Commitments; and

         (e) The Borrowers shall have paid to the Agent all accrued fees and expenses payable to the Agent in connection with this Agreement, including all reasonable fees and disbursements of legal counsel to the Agent.

         SECTION 4.03 DEEMED REPRESENTATIONS. Each notice of a Loan and acceptance by the Borrowers of the proceeds of such Loan and request and acceptance of a Letter of Credit shall constitute a representation and warranty that the conditions set forth in Subsection (a) of SECTION 4.02 are true and correct as of the date of each such Loan or Letter of Credit. The Agent may from time to time require certificate(s) of duly authorized officer(s) of the Borrowers, stating that the representations and warranties in ARTICLE 5 are true and correct in all material respects (except in the case of any representation or warranty containing a materiality qualifier, then in all respects) on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or an Event of Default.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby jointly and severally represent and warrant, as of the date hereof and as of the date of each Loan, that:

         SECTION 5.01 ORGANIZATION, GOOD STANDING AND DUE QUALIFICATION. Hawk and each of its Subsidiaries is an entity which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate or other equivalent power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation or limited liability company or other entity and in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.02 POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance of the Facility Documents: (a) have been duly authorized by all necessary corporate or limited liability company action by the Borrowers and the Guarantors party thereto and do not and will not require any consent or approval of the equityholders of the Borrowers or the Guarantors or contravene their charters or by-laws or other governance or organizational documents; (b) will not violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation T, Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Hawk or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect; (c) will not result in a breach of or constitute a default under or require any consent which has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Hawk or any of its Subsidiaries is a party or by which the properties of Hawk or any of its Subsidiaries may be bound or affected; (d) will not result in, or require, the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired Hawk or any of its Subsidiaries, except as provided in the Security Documents; and (e) will not cause Hawk or any of its Subsidiaries, as the case may be, to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except as could not be reasonably expected to have a Material Adverse Effect.

         SECTION 5.03 LEGALLY ENFORCEABLE AGREEMENTS. Each Facility Document is a legal, valid and binding obligation of each Borrower and each Guarantor party thereto, enforceable against each Borrower and each Guarantor party thereto, in accordance with its terms, except to the extent that enforceability may be subject to limitations imposed by general principles of equity or applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         SECTION 5.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting Hawk or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to, in any one case or in the aggregate, result in a Material Adverse Effect.

         SECTION 5.05 FINANCIAL STATEMENTS. (a) Hawk has heretofore delivered to the Lenders the following financial statements:

                  (i) the consolidated balance sheets and statements of operations, shareholders' equity and cash flows of Hawk and its Subsidiaries, as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, audited and accompanied by an opinion of their independent public accountants;

                  (ii) the unaudited consolidated balance sheet and statement of operations of Hawk and its Subsidiaries, as of and for the Fiscal Quarter ended March 31, 2002 and the Fiscal Quarter ended June 30, 2002 and as of and for the year-to-date period ended August 31, 2002, in each case certified by the principal financial officer of Hawk that such financial statements fairly present in all material respects the financial condition of Hawk and its Subsidiaries as of such dates and the results of the operations of Hawk and its Subsidiaries for the period ended on such dates and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) applied consistently throughout the periods involved;

                  (iii) consolidated monthly balance sheet projections and profit and loss statements and cash flow projections for Hawk and its Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), for the Fiscal Year ended 2002 (demonstrating projected financial results for the subsequent 12-month period), in sufficient detail to determine fixed and variable costs and together with the written assumptions on which such projections are based;

                  (iv) consolidated quarterly pro-forma balance sheet projections and profit and loss statements and cash flow projections for Hawk and its Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to normal year-end audit and adjustments and the absence of footnotes), for the Fiscal Year ended 2003 (demonstrating projected financial results for the subsequent 12-month period), in sufficient detail to determine fixed and variable costs and together with the written assumptions on which such projections are based; and

                  (v) consolidated annual balance sheet projections and profit and loss statements and cash flow projections for the Hawk and its Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), for the Fiscal Year ended 2004 (demonstrating projected financial results for the subsequent 12-month period), in sufficient detail to determine fixed and variable costs and together with the written assumptions on which such projections are based.

         Such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements. The projections were prepared by Hawk in good faith after taking into account the existing and historical levels of business activity of Hawk and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of Hawk and its Subsidiaries pertinent thereto. The projections were considered by management of Hawk and its Subsidiaries to be realistically achievable as of the date of preparation and were based on assumptions that were reasonable when made.

         (b) Since December 31, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Hawk and its Subsidiaries, taken as a whole, from that set forth in the December 31, 2001 financial statements referred to in clause (i) of paragraph (a) above.

         (c) Neither Hawk nor any of its Subsidiaries has on the date hereof any contingent liabilities, liabilities for taxes, forward or long-term commitments (other than those entered into in the ordinary course of business) or unrealized or anticipated losses from any unfavorable commitments in each case that are material to Hawk and its Subsidiaries taken as a whole, except as referred to or reflected or provided for in the balance sheets as of the end of their respective fiscal years ended in 2001, referred to above, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in this SECTION 5.05.

         SECTION 5.06 OWNERSHIP AND LIENS. Hawk and its Domestic Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements for the period ended June 30, 2002 referred to in SECTION 5.05 (other than any properties or assets disposed of in the ordinary course of business) and none of the properties and assets owned by Hawk or any of its Domestic Subsidiaries (excluding any of its leasehold interests) is subject to any Lien, except as for Permitted Liens. The Security Documents create, as security for the Obligations, valid and enforceable Liens on all of the Collateral in favor of the Agent, subject to no other Liens, except for Permitted Liens. Upon the satisfaction of the conditions precedent set forth in SECTION 4.01, the filing of the Patent Security Agreements and the Trademark Security Agreements in the U.S. Patent and Trademark Office and the filing of the UCC financing statements in the filing offices identified on Schedule 1(D) to the Security and Pledge Agreement, such Liens on the Collateral shall be First-Priority Liens and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such Liens.

         SECTION 5.07 EXISTING INDEBTEDNESS. Neither Hawk nor any of its Subsidiaries owes Indebtedness as of the Effective Date for borrowed money or under any title retention agreements (including conditional sale contracts and Capitalized Leases) except as listed on SCHEDULE 5.07 hereto.

         SECTION 5.08 TAXES. Hawk and its Subsidiaries have filed all tax returns and other material reports (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies imposed upon Hawk or any of its Subsidiaries or their respective properties which are due and payable, including interest and penalties, except for such taxes which are being contested by Hawk or any of its Subsidiaries in good faith in appropriate proceedings and for which adequate reserves have been set aside on the books of Hawk and its Subsidiaries in accordance with GAAP.

         SECTION 5.09 ERISA. Except as set forth on SCHEDULE 5.09 hereto, (i) Hawk and its Domestic Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA; (ii) neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; (iii) no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; (iv) no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; (v) none of Hawk, its Domestic Subsidiaries or any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; (vi) Hawk and each of its Domestic Subsidiaries and each of their ERISA Affiliates have met all minimum funding requirements under ERISA with respect to all of their Plans; and (vii) none of Hawk, its Domestic Subsidiaries or any ERISA Affiliate has incurred any liability to the PBGC under ERISA in excess of $1,000,000.

         SECTION 5.10 SUBSIDIARIES AND AFFILIATES. Set forth on SCHEDULE 5.10 is a complete and correct list of all Subsidiaries of Hawk as of the date hereof together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed on SCHEDULE 5.10, (i) Hawk and its Subsidiaries own, free and clear of Liens (other than Permitted Liens) and have the unencumbered right to vote all outstanding ownership interests in each Person shown to be held by it on SCHEDULE 5.10, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding Equity Rights with respect to such Person. As of the Effective Date, the authorized, issued and outstanding capital stock of Hawk and its Subsidiaries consists of the capital stock described on SCHEDULE 5.10 all of which is duly and validly issued and outstanding, fully paid and nonassessable.

         SECTION 5.11 OPERATION OF BUSINESS.

         (a) Hawk and each of its Subsidiaries possesses all licenses, permits, franchises, Patents, Copyrights, Trademarks and trade names, or rights thereto, necessary to conduct their business substantially as now conducted and as presently proposed to be conducted and neither Hawk nor any of its Subsidiaries is in violation of any rights of others with respect to any of the foregoing except any such violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) As of the date hereof, SCHEDULE 5.11 contains, with respect to Hawk and its Domestic Subsidiaries, a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each

Leasehold Property, regardless of whether Hawk or any of its Subsidiaries is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no default has occurred and is continuing thereunder and each such agreement constitutes the legal, valid and binding obligation of Hawk or its applicable Subsidiary, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         SECTION 5.12 NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Hawk and each of its Subsidiaries have satisfied all judgments against them and neither Hawk nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 5.13 NO DEFAULTS ON OTHER AGREEMENTS. Neither Hawk nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction, the noncompliance with which could reasonably be expected to have a Material Adverse Effect. Neither Hawk nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         SECTION 5.14 LABOR MATTERS.

         (a) Except as set forth on SCHEDULE 5.14, (i) no employee of Hawk or any of its Subsidiaries is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and neither Hawk nor any of its Subsidiaries has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of Hawk or any of its Subsidiaries, (ii) there are no pending or threatened representation campaigns, elections or proceedings, (iii) neither Hawk nor any of its Subsidiaries has any knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof and no such activities occurred during the 24-month period preceding the date hereof, (iv) neither Hawk nor any of its Subsidiaries has engaged in, admitted committing or been held to have committed any unfair labor practice, and (v) no claims have been filed against Hawk or any of its Subsidiaries by any employees or representatives thereof that could reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth on SCHEDULE 5.14, Hawk and each of its Subsidiaries have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

         (c) Except as set forth on SCHEDULE 5.14, Hawk and each of its Subsidiaries have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

         SECTION 5.15 INVESTMENT COMPANY ACT; HOLDING COMPANY ACT. Neither Hawk nor any of its Subsidiaries (a) is an "investment company" within the meaning of, or subject to regulation under, the United States Investment Company Act of 1940, as amended or (b) is a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 5.16 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.16, no real property currently or previously owned or leased by Hawk or any of its Subsidiaries is in material violation of any Environmental Laws, and no Hazardous Materials are present on said real property other than Hazardous Materials used, generated, treated, stored, disposed of or otherwise introduced in material compliance with all applicable Environmental Laws. Except as set forth on SCHEDULE 5.16, neither Hawk nor any of its Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party or potentially responsible party for any liability under any Environmental Laws.

         SECTION 5.17 REGULATION U. Neither Hawk nor any of its Subsidiaries owns, directly or indirectly any margin stock (as defined in Regulation U), other than stock of Hawk held in treasury. The proceeds of the Loans are not being used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock, or to extend credit to others for such purpose, in violation of Regulation T, Regulation U or Regulation X.

         SECTION 5.18 NO GUARANTIES OR INDEMNITIES. Except as set forth on
SCHEDULE 5.07, neither Hawk nor any of its Subsidiaries is obligated on any Guaranty or any indemnification of any kind for the debts, liabilities or obligations of any Person, including without limitation any Affiliate.

         SECTION 5.19 BANK ACCOUNTS. SCHEDULE 5.19 lists all banks and other financial institutions at which Hawk or any of its Domestic Subsidiaries maintains deposits and/or other accounts as of the Closing Date and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account and the complete account number.

         SECTION 5.20 TRADE RELATIONS. There exists no actual or, to the knowledge of Hawk or any of its Subsidiaries, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Hawk or any of its Subsidiaries and any customer or any group of customers whose purchases of goods or services individually or in the aggregate are material to the business of Hawk or any of its Subsidiaries, or with any material supplier and, to the knowledge of Hawk or any of its Subsidiaries, there exists no present condition or state of facts or circumstances which would materially adversely affect Hawk or any of its Subsidiaries or prevent Hawk or any of its Subsidiaries from conducting their respective businesses after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such businesses heretofore have been conducted.

         SECTION 5.21 TRUE AND COMPLETE DISCLOSURE. All factual information furnished by or on behalf of Hawk and its Subsidiaries to the Agent or any Lender on or prior to the Effective Date, for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Hawk and its Subsidiaries to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time (other than the projections described in SECTION 5.05(a)(iv), as to which no representation is made other than as provided in such section).

                                   ARTICLE 6

                              AFFIRMATIVE COVENANTS

         So long as any of the Loans or Letters of Credit remain outstanding or any Lender shall have any Commitment under this Agreement, Hawk shall and shall cause each of its Subsidiaries to:

         SECTION 6.01 MAINTENANCE OF EXISTENCE. Except as permitted by SECTION 7.03, preserve and maintain its legal existence and good standing in the jurisdiction of its organization and qualify and remain qualified as a foreign organization in each jurisdiction in which the nature of its business requires such qualification.

         SECTION 6.02 CONDUCT OF BUSINESS. Continue to engage in an efficient and commercially reasonable manner in a business of the same general type as conducted by it on the date of this Agreement.

         SECTION 6.03 MAINTENANCE OF PROPERTIES. Except as permitted by SECTION 7.01, maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 6.04 MAINTENANCE OF RECORDS; FISCAL YEAR. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Hawk and its Subsidiaries. To enable the ready and consistent determination of compliance with the covenants set forth in ARTICLE 8 of this Agreement, Hawk shall maintain, and shall cause each of its Subsidiaries (including each Foreign Subsidiary) to maintain, December 31 of each year as the end of its Fiscal Year.

         SECTION 6.05 MAINTENANCE OF INSURANCE. Without limiting the requirements of the Security and Pledge Agreement or any requirement in the Mortgages, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Agent deems reasonably appropriate. The Agent will be named lender's loss payee, mortgagee and/or additional named insured, as appropriate, on all such insurance policies maintained by Hawk and its Domestic Subsidiaries.

         SECTION 6.06 COMPLIANCE WITH LAWS; PAYMENT OF TAXES.

         (a) Comply in all material respects with all applicable laws, rules, regulations and orders (including ERISA and Environmental Laws).

         (b) Pay all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent, except for such taxes, assessments, and governmental charges that are being contested by Hawk or any of its Subsidiaries in appropriate proceedings and for which adequate reserves have been set aside on the books of Hawk and its Subsidiaries in accordance with GAAP.

         SECTION 6.07 RIGHT OF INSPECTION. From time to time during regular business hours and upon reasonable prior notice to the president or chief or principal financial officer of Hawk (except that no such prior notice shall be required after the occurrence and during the continuance of any Default or Event of Default), permit the Agent or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Hawk and any of its Subsidiaries and Hawk hereby gives to the Agent and to any of its agents or representatives its irrevocable permission to discuss to the extent necessary the affairs, finances and accounts of Hawk and any of its Subsidiaries with their respective officers and directors and their independent accountants.

         SECTION 6.08 REPORTING REQUIREMENTS. Furnish to the Agent (which shall in turn furnish to each of the Lenders):

         (a) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of Hawk and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of income, cash flows and stockholders' equity of Hawk and its Subsidiaries for such Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP, and as to the consolidated statements, accompanied by an opinion thereon by independent accountants of national standing selected by Hawk and reasonably acceptable to Agent, which opinion shall not be qualified by reason of audit limitations imposed by Hawk or its Subsidiaries;

         (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of Hawk and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash flows of Hawk and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Quarter and all prepared in accordance with GAAP and certified by the principal financial officer of Hawk (subject to normal year-end adjustments);

         (c) As soon as available and in any event within fifteen (15) Banking Days after the end of each Fiscal Month, consolidated and consolidating balance sheets of Hawk and its Subsidiaries as of the end of such Fiscal Month and consolidated and consolidating statements of income, capital expenditures, depreciation and amortization of Hawk and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Year and all prepared in accordance with GAAP and certified by the principal financial officer of Hawk (subject to year-end adjustments and the absence of footnotes);

         (d) Simultaneously with the delivery of the financial statements referred to above for each Fiscal Year, each Fiscal Quarter and each Fiscal Month, a certificate of the principal financial officer of Hawk in substantially the form of EXHIBIT E (a "COMPLIANCE CERTIFICATE") (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations set forth in reasonable detail satisfactory to the Lenders which demonstrate compliance with the covenants contained in ARTICLE 8, (iii) with a schedule listing all Liens on the assets of the Borrowers and their Subsidiaries which are in addition to those in favor of the Agent and Lenders or those listed on SCHEDULE 7.05 hereto and (iv) listing all capital assets acquired by Hawk and its Subsidiaries since the date of the last such Compliance Certificate with the proceeds of asset sales permitted by SECTION 7.01(C) and
SECTION 7.01(D) and constituting reinvestments as contemplated by SECTION 2.04(E), together with a certification pursuant to Section 302 of the Sarbanes-Oxley Act (whether or not such certification is required by such act) with each Compliance Certificate relating to a Fiscal Year or a Fiscal Quarter;

         (e) (i) Promptly after the commencement thereof, written notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Hawk or any of its Subsidiaries and (ii) promptly, written notice of any material development in any action, suit or proceeding previously disclosed pursuant to clause (i) above or in SCHEDULE 5.04;

         (f) As soon as possible and in any event within three (3) days after becoming aware of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

         (g) Promptly after the receiving thereof, copies of all reports and notices which Hawk or any of its Subsidiaries receives from the PBGC or the U.S. Department of Labor under ERISA and as soon as possible and in any event within ten (10) days after Hawk or any of its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Hawk or any of its Subsidiaries have instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, Hawk will deliver to each of the Lenders a certificate of the principal financial officer of Hawk setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action Hawk proposes to be taken with respect thereto;

         (h) As soon as available, but no later than the end of each Fiscal Year, a draft of a forecast of the balance sheet, income statement and statement of cash flows for the subsequent Fiscal Year of Hawk and its Subsidiaries in a form reasonably acceptable to the Agent and prepared on a monthly basis by management in accordance with GAAP, and as soon as available, but no later than thirty (30) days after the end of each Fiscal Year, the final forecast of the same;

         (i) Contemporaneously with the filing, copies of all materials and reports filed with the Securities and Exchange Commission; and

         (j) Such other information respecting the condition or operations, financial or otherwise, of Hawk or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

         SECTION 6.09 SPECIAL PERIODIC REPORTS. Execute and deliver to the Agent, the following documents compiled as of the last day of the applicable fiscal period (and the Borrowers acknowledge that the Agent and the Lenders will rely on such documents in making Loans hereunder):

         (a) Monthly (or with such greater frequency as the Agent may reasonably request), by the fifteenth (15th) Banking Day of the following month (or by such other date as the Agent may reasonably specify in the event the Agent requests that such information be provided more frequently):

                  (i) a declaration or statement of (A) the aging of Accounts,
         (B) inventory (identifying Eligible Inventory and ineligible inventory), and (C) of the aging of the accounts payable, all as of the prior month end and certified by the principal financial officer of Hawk and in form reasonably acceptable to the Agent; and

                  (ii) a Borrowing Base Certificate in substantially the form of EXHIBIT F;

         (b) Weekly, on Wednesday of each week (as of the immediately preceding Saturday), a Weekly Collateral Certificate, certified by the principal financial officer of Hawk;

         (c) Promptly upon the request of the Agent from time to time, a list of all current customers and their respective addresses;

         (d) Promptly upon the Agent's request, and in any event within five (5) days of any such request, (i) certified true copies of customers' invoices, or the equivalent, for all services rendered and goods provided and (ii) a declaration or statement of the order backlog; and

         (e) Promptly upon the Agent's request, and in any event within five (5) days of such request, certified true copies of all contracts, security agreements, mortgages and other documents executed by the customers in connection with all services rendered and any other information, reports, reconciliations, Account Debtors' addresses or documents the Agent may call upon Hawk and its Subsidiaries to submit from time to time.

The failure by the Agent or the Lenders to request any or all of the foregoing or the failure of the Borrowers to perform the same shall not affect the security interest of the Agent or the Lenders in or rights to any of the Collateral.

         SECTION 6.10 FIELD AUDITS; INVENTORY APPRAISALS. Permit the Agent to conduct field audit examinations of, among other things, Hawk's and its Subsidiaries' assets, liabilities, books, records, billing and collection processes and management information systems at least twice each Fiscal Year and inventory appraisals annually (or, in each case, with such greater frequency as the Agent may reasonably require); PROVIDED FURTHER that Hawk will permit, and cause its Subsidiaries to permit, the Agent to conduct such examinations and appraisal at any time and from time to time upon the occurrence and during the continuance of a Default. The Lenders will have the right to participate, on an alternating basis, in field audit examinations and inventory appraisals, PROVIDED that such right shall be limited to every other field audit examination or inventory appraisal (as applicable) performed by the Agent. Hawk will reimburse the Agent for the expense of each field audit examination and inventory appraisal at the Agent's standard per diem rate per person, plus actual out-of-pocket expenses. In connection with such field audits, Hawk will permit the Agent to make test verifications of the Accounts with Hawk's and its Subsidiaries' customers.

         SECTION 6.11 COOPERATION AND FURTHER ASSURANCE. Cooperate with the Agent and the Lenders to effectuate the intent and purposes of the Facility Documents. Without limiting the foregoing, Hawk agrees to execute and deliver any financing statements or other instruments and do such other acts and things as Agent may deem necessary, appropriate or advisable to effectuate the intent and purposes of this Agreement and shall cause its Subsidiaries to do likewise.

         SECTION 6.12 DEPOSITS INTO COLLATERAL ACCOUNT. (i) Remit to the Agent promptly following receipt, and hold in trust for the Agent and the Lenders until so remitted, any and all moneys received from any source for deposit into the Collateral Account, including without limitation any proceeds from any equity investment or extraordinary transaction and (ii) direct all financial institutions at which any Controlled Accounts are maintained to remit to the Agent on a daily basis (or at such other frequency as the Agent, in its discretion shall specify to the Borrowers) all collected funds in such Controlled Accounts. At all times from and after the date hereof, Hawk shall, and shall cause its Subsidiaries to, take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of Hawk and its Subsidiaries and all other proceeds of Collateral and Hawk and its Subsidiaries shall not, without the Agent's prior written consent, open any new or additional deposit or other bank accounts.

         SECTION 6.13 LOCK BOX OPERATION. At all times direct their Account Debtors to make all payments directly to Lock Boxes on Controlled Accounts under the control of the Agent or under the control of another financial institution reasonably acceptable to the Agent that has entered into a Controlled Account Agreement with the Agent.

         SECTION 6.14 LANDLORDS WAIVERS. With respect to any Leasehold Property acquired after the Closing Date, deliver to the Agent a Landlord's Waiver and Consent with respect thereto together with a copy of all related leases, in each case, prior to or concurrent with acquiring such Leasehold Property.

         SECTION 6.15 REAL PROPERTY FINANCING. Concurrently with the consummation of any non-recourse mortgage financing permitted by SECTION 7.11(G), if requested by the Agent, deliver fixture filings, duly authorized and/or executed by each applicable Borrower and Guarantor with respect to all Collateral constituting fixtures, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents.

         SECTION 6.16 EXISTING LEASES. Deliver to the Agent copies of all leases between Hawk or any of its Subsidiaries and any landlord relating to any Leasehold Property of Hawk or any of its Subsidiaries.

         SECTION 6.17 ADDITIONAL BORROWERS AND GUARANTORS. (a) In the event that at any time after the Closing Date Hawk has any Subsidiary which is not a party hereto, Hawk shall notify the Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Agent and the Lenders under this SECTION 6.17. Hawk shall, within five (5) days after so notifying the Agent and the Lenders, cause such Subsidiary to (w) execute and deliver to the Agent a counterpart to this Agreement (x) as a Borrower, in the case of a Domestic Subsidiary other than a Non-Material Subsidiary, or (y) as a Guarantor otherwise, and a counterpart to the Security and Pledge Agreement and such other documentation in such form as the Lenders may reasonably require, (x) in the case of a Domestic Subsidiary, take such other action as shall be necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all or substantially all of the assets of such Subsidiary consistent with the provisions of the applicable Security Documents, (y) deliver proof of corporate action, incumbency of officers and other documents and opinions as is consistent with those delivered by Hawk and its Subsidiaries pursuant to SECTION 4.01 as of the Effective Date and (z) execute and deliver to the Agent such amendments to the Security and Pledge Agreement, or such new pledge agreements and take such other actions (including delivering the certificates representing such shares of stock or other equity interests to the Agent) as shall be necessary to create and perfect valid and enforceable First Priority Liens in favor of the Agent on all of the issued and outstanding stock or other equity interests of such Subsidiary, all of the foregoing to be in form and substance reasonably satisfactory to the Agent.

         (b) Notwithstanding the foregoing provisions of this SECTION 6.17, Hawk shall not, unless an Event of Default shall have occurred and be continuing, be required to (i) cause a Foreign Subsidiary to become a party hereto as a Guarantor, or (ii) be required to pledge more than sixty-six percent (66%) of the stock of any Foreign Subsidiary if to do so would subject Hawk to liability for additional United States income taxes by virtue of section 956 of the Internal Revenue Code in a material amount, and (y) Hawk provides the Agent, within the five (5) day period referred to in SECTION 6.17(A), with documentation, including computations prepared by Hawk's internal tax officer, its independent accountants or tax counsel, acceptable to the Required Lenders, in support thereof.

         SECTION 6.18 PRE-EXCHANGE NOTES. If any Pre-Exchange Notes remain outstanding after the Closing Date, submit to the Lenders, upon the request of any one or more Lenders, a written plan describing Hawk's intended plan to refinance the outstanding Pre-Exchange Notes, which plan shall include, among other things, the proposed execution timetable for the refinancing. At any time on or after June 1, 2003, the Agent or any of the Lenders may require in a notice to Hawk that Hawk fully repay or refinance all Pre-Exchange Notes then outstanding and Hawk shall comply with such requirement within sixty (60) days following the date of such Notice.

         SECTION 6.19 RANK; MOST FAVORED COVENANT STATUS; GUARANTIES. Cause the Indebtedness of Hawk and its Subsidiaries incurred pursuant to this Agreement and the Facility Documents to at all times be senior to any other Indebtedness of the Company and its Subsidiaries. No indenture, guaranty or other similar instrument evidencing Indebtedness with an initial principal amount in excess of $10,000,000 entered into after the date hereof shall include any affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any 'put' or mandatory prepayment of such

Indebtedness upon the occurrence of a 'change of control') applicable to Hawk or any of its Subsidiaries which are more restrictive than those set forth herein or in any of the other Facility Documents. To the extent any amendment, extension, renewal or refinancing of any Indebtedness with an initial principal amount in excess of $10,000,000 which amendment is entered into after the date hereof (whether or not such Indebtedness is outstanding on the date hereof) includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any `put' or mandatory prepayment of such Indebtedness upon the occurrence of a 'change of control') applicable to Hawk or any of its Subsidiaries which are more restrictive than those set forth herein or in any of the other Facility Documents, Hawk shall promptly so notify the Agent and, if the Agent shall so request by written notice to Hawk, Hawk and its Subsidiaries shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Agent, into this Agreement and, to the extent necessary and reasonably desirable to the Agent, into any of the other Facility Documents, all at the election of the Agent. After the date hereof, if and for so long as any Subsidiary or Affiliate of Hawk directly or indirectly enters into any guaranty of any Indebtedness of Hawk or any of its Subsidiaries, Hawk shall cause such Subsidiary or such Affiliate to, and such Subsidiary or such Affiliate shall, execute and deliver a counterpart to this Agreement as a Guarantor, or, in the case of a Domestic Subsidiary other than a Non-Material Subsidiary, as a Borrower, together with such opinions, amendments to the Facility Documents, and other documents that the Agent shall request.

                                   ARTICLE 7

                               NEGATIVE COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Commitment under this Agreement, Hawk covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to (unless waived in accordance with the provisions of SECTION 12.01):

         SECTION 7.01 SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests), except (a) for inventory disposed of, or other assets consumed, in the ordinary course of business; (b) any sale, lease, assignment or other transfer by any Borrower of its assets to any other Borrower or to any Foreign Subsidiary in a Permitted Foreign Asset Transfer, provided that the aggregate amount of all such Permitted Foreign Asset Transfers in any Fiscal Year shall not exceed $1,000,000; (c) any sale or other disposition of assets no longer used or useful in the conduct of its business; and (d) any other sale, lease, assignment, or other transfer of assets (other than Accounts and inventory) by Hawk or any of its Subsidiaries, PROVIDED that (i) after giving effect to any sale, lease, assignment or other transfer pursuant to CLAUSE (D) above, Hawk and its Subsidiaries are in compliance with the covenants set forth in ARTICLE 8, (ii) the consideration for such transaction represents fair value, and at least 75% of such consideration consists of cash; (iii) 100% of the Net Cash Payments received from dispositions under CLAUSE (C) OR CLAUSE (D) above shall be applied to prepay the Loans in accordance with SECTION 2.04(D), and
(iv) after giving effect to any sale, lease, assignment or other transfer pursuant to CLAUSE (D) above, the aggregate fair market value of all assets sold, leased, assigned or otherwise transferred pursuant to CLAUSE (D) above during the same Fiscal Year does not exceed $500,000.

         SECTION 7.02 STOCK OF SUBSIDIARIES, ETC. Sell or otherwise dispose of any shares of capital stock or other equity interest of any Subsidiary, except in connection with a transaction permitted under SECTION 7.03, or permit any Subsidiary to issue any additional shares of its capital stock or other equity interests, except (a) directors' qualifying shares and (b) the issuance of shares by any Subsidiary to any Borrower, PROVIDED that such Borrower shall forthwith deliver to the Agent pursuant to the applicable Security Documents the certificates evidencing such shares of stock or other equity interests, accompanied by undated stock powers executed in blank and shall take such other action as the Agent shall request to create a valid and enforceable First Priority Lien on such shares pursuant to such Security Documents.

         SECTION 7.03 MERGERS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) and any Borrower (other than Hawk) or Guarantor may merge into any Borrower (so long as such Borrower or a Borrower is the surviving corporation) and (b) any Borrower may transfer assets to any other Borrower.

         SECTION 7.04 DIVIDENDS AND STOCK REPURCHASES; MANAGEMENT FEES. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, or make any distribution of assets to its equityholders as such whether in cash, assets or in obligations of Hawk or its Subsidiaries, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock or other equity interests or any warrants, options or other rights to acquire such, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or other equity interests or permit any Subsidiary to purchase or otherwise acquire for value any stock of Hawk or another Subsidiary, or pay any management fees or any other fees or expenses pursuant to any management, consulting or other services arrangement to any of the equityholders of Hawk or any of its Subsidiaries or other Affiliates (other than those set forth on SCHEDULE 7.06), except that Hawk may declare and deliver dividends and make distributions payable solely in common stock of Hawk.

         SECTION 7.05 LIENS. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except (the following being called "PERMITTED LIENS"):

         (a) Liens in favor of the Agent on behalf of the Lenders securing the Loans hereunder;

         (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are maintained;

         (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens arising in the ordinary course of business, securing obligations (other than debt for borrowed money) incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

         (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (f) Judgment and other similar Liens arising in connection with court proceedings; PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the books of Hawk and its Subsidiaries in accordance with GAAP;

         (g) Easements, rights-of-way, restrictions and other similar encumbrances that do not secure obligations for the payment of money and which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Hawk or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (h) Liens in existence on the Effective Date and listed on SCHEDULE
7.05;

         (i) Liens on the assets of Foreign Subsidiaries existing on the Closing Date or securing Indebtedness permitted to be incurred pursuant to SECTION 7.11(G); or

         (j) Liens on fixed or capital assets (other than real property), acquired, constructed or improved by Hawk or any of its Subsidiaries, PROVIDED that (A) such Liens secure Indebtedness (including Capitalized Leases) permitted by SECTION 7.11(B), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement or were in effect at the time Hawk or its Subsidiaries acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (D) such security interests shall not apply to any other property or assets of Hawk or any of its Subsidiaries, and (E) Hawk and its Subsidiaries shall be in compliance with ARTICLE 8 of this Agreement after giving effect to such transactions.

         SECTION 7.06 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, take any of the following actions: (a) make any loan, advance or investment in an Affiliate; (b) transfer, sell, lease, assign on otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that Hawk and its Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described on SCHEDULE 7.06 so long as the terms of such transactions are not less favorable to Hawk and its Subsidiaries than the terms of a commercially reasonable, arms length transaction between non-affiliated parties.

         SECTION 7.07 HAZARDOUS MATERIALS; INDEMNIFICATION. Use, generate, treat, store, dispose of or otherwise introduce any Hazardous Materials into or on any real property owned or leased by any of them and will not cause, suffer, allow or permit anyone else to do so, except in material compliance with all applicable Environmental Laws.

         SECTION 7.08 ACQUISITIONS. Make or otherwise effect any Acquisition.

         SECTION 7.09 SUBSIDIARIES. Create any Subsidiary after the date hereof unless Hawk complies with the requirements of SECTION 6.17.

         SECTION 7.10 CERTAIN INVESTMENTS. Make after the date of this Agreement or permit to remain outstanding any loans, advances or investments of any kind in, or make any distributions of, cash or other assets of any kind (collectively, "INVESTMENTS") (other than as expressly permitted by SECTION 7.04) to any other Person, except:

         (a) any Borrower may make Investments in any other Borrower;

         (b) Hawk and its Subsidiaries may hold Investments consisting of promissory notes or evidences of indebtedness received by them in connection with any sale otherwise permitted (PROVIDED THAT such Investments are delivered to the Agent to be held as Collateral pursuant to the terms of the Security Agreement);

         (c) Hawk and its Subsidiaries may continue to maintain Investments in its Subsidiaries existing as of the date of this Agreement;

         (d) Hawk and its Domestic Subsidiaries may make Investments in Foreign Subsidiaries PROVIDED that all such Investments permitted by this clause (d) shall not exceed, subject to the provisions of clause (b) of SECTION 7.01, (i) for the period commencing the Closing Date through December 31, 2003, $4,800,000; (ii) for the period commencing January 1, 2004 through December 31, 2004, $4,400,000; and (iii) for the period commencing January 1, 2005 and thereafter, $3,500,000; and PROVIDED FURTHER that it is expressly understood that any and all increases in trade balances by Hawk or any of its Domestic Subsidiaries with any Foreign Subsidiary in excess of the amount of such trade balances as of the Closing Date shall constitute Investments for the purposes of this clause (d);

         (e) the Foreign Subsidiaries may make Investments; and

         (f) Hawk and its Domestic Subsidiaries may make acquisitions of assets used or useful in the business of Hawk and its Subsidiaries, so long as (i) such assets are owned by any Borrower or any Guarantor, and (ii) immediately prior to such acquisition and after giving effect hereto, no Default or Event of Default shall have occurred and be continuing.

         SECTION 7.11 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrowers under this Agreement or the Notes;

         (b) Other Indebtedness of Hawk and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capitalized Leases and/or secured by Liens permitted under SECTION 7.05(i), in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding, PROVIDED that Hawk and its Subsidiaries shall be in compliance with
ARTICLE 8 of this Agreement after giving effect to such transactions;

         (c) The Pre-Exchange Notes, the Exchange Notes and the PIK Notes, PROVIDED that the aggregate amount of all such Indebtedness in this clause (c) shall not exceed $66,700,000 at any time outstanding (exclusive of the Indebtedness under the PIK Notes);

         (d) Trade debt incurred in the ordinary course of business;

         (e) Indebtedness existing on the date hereof which is set forth on
SCHEDULE 7.11 annexed hereto and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans;

         (f) Indebtedness in respect of Foreign Exchange Obligations and Interest Rate Protection Obligations owing to the Agent or any of the Lenders; and

         (g) Indebtedness of Hawk's Foreign Subsidiaries from financial institutions domiciled in the same country as such Foreign Subsidiary PROVIDED that, in the case of Indebtedness incurred in Italy, the proceeds of such Indebtedness shall be used first to repay any outstanding loans made by Hawk or any of its Domestic Subsidiaries to such Foreign Subsidiary, and PROVIDED FURTHER that neither Hawk nor any of its Domestic Subsidiaries shall become obligated with respect to any Guaranty of such Indebtedness.

         SECTION 7.12 GUARANTIES, ETC. Except as expressly permitted by SECTION 7.06, assume, enter into or otherwise be or become directly or contingently responsible or liable under, any Guaranty, except (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) Guaranties by any Subsidiary of Indebtedness of the Borrowers permitted hereunder.

         SECTION 7.13 OTHER INDEBTEDNESS. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make, in respect of any voluntary payment or prepayment of the principal of or interest on, or other amount owing in respect of, any Indebtedness other than the Obligations.

         SECTION 7.14 RESTRICTIVE AGREEMENTS. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Hawk or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Agent or the Lenders (other than the restrictions contained in the indenture governing the Exchange Notes dated as of October __, 2002, as in effect on the date hereof) or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or the ability of the Guarantors to guarantee Indebtedness of the Borrowers, PROVIDED that the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement.

                                   ARTICLE 8

                               FINANCIAL COVENANTS

         So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Commitment under this Agreement:

         SECTION 8.01 MINIMUM FIXED CHARGE COVERAGE RATIO. Hawk shall not permit the Fixed Charge Coverage Ratio to be less than (a) 1.05 to 1.00 as of the end of any Fiscal Quarter for the Fiscal Quarters ending March 31, 2003 through and including June 30, 2004 and (b) 1.10 to 1.00 as of the end of the Fiscal Quarter ending September 30, 2004 and each Fiscal Quarter thereafter.

         SECTION 8.02 MINIMUM EBITDA. Hawk shall not permit EBITDA for Fiscal Year ended December 31, 2002 to be less than 95% of the projected EBITDA as set forth in Hawk's August 31, 2002 projections.

         SECTION 8.03 MAXIMUM LEVERAGE RATIO. Hawk shall not permit the Leverage Ratio at any time to exceed the ratio set forth below for the periods set forth below:

----------------------------------------------------------------------- ------------------------------------------------
                                PERIOD                                                       RATIO
----------------------------------------------------------------------- ------------------------------------------------
On the Closing Date and for the Fiscal Quarter ending December 31,                       4.85 to 1.00
2002
----------------------------------------------------------------------- ------------------------------------------------
For the Fiscal Quarters ending March 31, 2003 and June 30, 2003                          4.25 to 1.00
----------------------------------------------------------------------- ------------------------------------------------
For the Fiscal Quarters ending September 30, 2003 and December 31,                       4.00 to 1.00
2003
----------------------------------------------------------------------- ------------------------------------------------
For the Fiscal Quarters ending March 31, 2004, June 30, 2004 and                         3.75 to 1.00
September 30, 2004
----------------------------------------------------------------------- ------------------------------------------------
For the Fiscal quarter ending December 31, 2004 and thereafter                           3.00 to 1.00
----------------------------------------------------------------------- ------------------------------------------------


         SECTION 8.04 MAXIMUM CAPITAL EXPENDITURES. Hawk shall not permit Capital Expenditures of Hawk and its Subsidiaries to be in excess of $13,000,000 for the Fiscal Year ending December 31, 2002.

                                   ARTICLE 9

                                EVENTS OF DEFAULT

         SECTION 9.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "EVENT OF Default":

         (a) Any Borrower shall fail to pay any principal of or interest on the Loans or any Reimbursement Obligation or any fee or other amount due hereunder when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof by acceleration of such due or prepayment date, or otherwise;

         (b) Any representation or warranty made or deemed made by Hawk or any of its Subsidiaries in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) Hawk or any of its Subsidiaries shall fail to perform or observe
(i) any of the covenants set forth in SECTIONS 6.01, 6.05 6.07 through 6.10, 6.12, 6.13, 6.17, 6.18 or 6.19 in ARTICLES 7 or 8 or (ii) any term, covenant or agreement contained in this Agreement (other than those referred to elsewhere in this SECTION 9.01) or fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any other Facility Document and, in the case of this clause (ii), such failure shall continue for thirty (30) consecutive days;

         (d) Hawk or any of its Subsidiaries shall: (i) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of Hawk or any such Subsidiary when due (whether by scheduled maturity, required prepayment, demand or otherwise) or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Material Indebtedness, when required to be performed or observed, if the effect of such failure to pay, perform or observe is to accelerate the maturity of such Material Indebtedness (or, after the giving of applicable notice or passage of time, or both, to permit the acceleration of the maturity of such Material Indebtedness) or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Hawk or any of its Subsidiaries (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of sixty
(60) days or more; (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

         (f) One or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against Hawk or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) Any of the following events shall occur or exist with respect to Hawk or any of its Subsidiaries or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which constitutes grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan and in each case above, such event or condition, together with all other events or conditions, if any, could subject Hawk or any of its Subsidiaries to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $500,000;

         (h) A Change of Control shall occur;

         (i) The Security Documents shall at any time or for any reason cease:
(i) to create a valid and perfected security interest or Lien in and to the property purported to be subject to the same with the priority contemplated thereby; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligations to the secured parties thereunder;

         (j) Any Facility Document shall at any time or for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Hawk or any of its Subsidiaries or Hawk or any of its Subsidiaries shall deny it has any further liability or obligations thereunder;

         (k) The Agent shall have reasonably determined that an event or condition has occurred which has had, or which could reasonably be expected to have, a Material Adverse Effect; or

         (l) Any Borrower or Subsidiary shall (i) withdraw or attempt to withdraw any funds or other items on deposit in any Lock Box or any Controlled Account; (ii) direct or attempt to direct any bank at which any Lock Box or Controlled Account is maintained not to make, or to cease making, transfers of any funds or other items (x) from a Lock Box to a Controlled Account or (y) from a Controlled Account to the Agent or at the direction of the Agent; or (iii) direct any Account Debtor not to make payments to a Lock Box.

         SECTION 9.02 REMEDIES. If any Event of Default shall occur and be continuing, the Agent may, and shall upon request of the Required Lenders, by a written notice to the Borrowers: (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and (b) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement and the other Facility Documents and the Loans to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that, in the case of an Event of Default referred to in SECTION 9.01(E) above, the Commitments shall be automatically and immediately terminated without further action of any Person, and the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall be automatically and immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. Further, upon the occurrence and during the continuance of an Event of Default, the Agent, acting on behalf of and at the direction of the Required Lenders, may then exercise any and all rights and remedies available under the Facility Documents or at law or in equity.

                                   ARTICLE 10

                                    GUARANTY

         SECTION 10.01 THE GUARANTEE. Each Person who may from time to time become a Guarantor hereunder, hereby jointly and severally guarantees to each Lender and the Agent and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of Hawk or any of its Subsidiaries) on the Loans made by the Lenders to the Borrowers, all fees and other amounts from time to time owing from the Borrowers to the Lenders hereunder, all other Obligations of the Borrower and each of their Subsidiaries under the Facility Documents and all costs and expenses incurred by the Agent or the Lenders in the protection or enforcement of any right or remedies under the guarantee provided in this ARTICLE 10 (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor hereby further agrees that if any Obligations shall be due and payable (whether at stated maturity, by acceleration or otherwise) on any of the Guaranteed Obligations, such Guarantor shall promptly pay the same upon demand therefor by the Agent or the Lenders, without any further demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This guarantee is a guarantee of payment and not collection and each Guarantor hereby waives, to the extent permitted by law, any right to require that any action in respect of any Guaranteed Obligations be brought against any Borrower or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any other remedy.

         SECTION 10.02 OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor under SECTION 10.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Facility Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
SECTION 10.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the extent permitted by applicable law, alter or impair the liability of each Guarantor and each other Guarantor under this
ARTICLE 10 which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions hereof or of the other Facility Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (d) any lien or security interest granted to, or in favor of, the Agent or the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against the Borrowers hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

         SECTION 10.03 REINSTATEMENT. The obligations of each Guarantor under this ARTICLE 10 shall be automatically reinstated if and to the extent that for any reason any payment in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 10.04 SUBROGATION; SUBORDINATION. Unless and until all of the Loans have been repaid in full and the Commitments have been irrevocably terminated, (i) no Guarantor shall have any rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this
ARTICLE 10; (ii) no Guarantor will claim any setoff, recoupment or counterclaim against any Borrower or other Guarantor in respect of any liability of such Person to such Guarantor; and (iii) each Guarantor subordinates the payment of any amounts due with respect to any indebtedness of any Borrower or other Guarantor now or hereafter owed to such Guarantor in right of payment and exercise of remedies the prior payment in full of all of the Obligations.

         SECTION 10.05 REMEDIES. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrowers hereunder may be declared to be forthwith due and payable as provided in SECTION 9.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in SECTION 9.01) for purposes of SECTION 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by such Guarantor for purposes of SECTION 10.01.

         SECTION 10.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this ARTICLE 10 constitutes an instrument for the payment of money and consents and agrees that the Agent and the Lenders, in the event of a dispute by any Guarantor in the payment of any monies due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

         SECTION 10.07 CONTINUING GUARANTEE. The guarantee in this ARTICLE 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         SECTION 10.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under SECTION 10.01 would otherwise, taking into account the provisions of this SECTION 10.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under
SECTION 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE 11

                        RELATIONS AMONG AGENT AND LENDERS

SECTION 11.01 APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to SECTION 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document and shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer or official of the Borrowers or any other Person contained in this Agreement or any other Facility Document or in any certificate or other document or instrument referred to or provided for in, or received by any of them under or in connection with, this Agreement or any other Facility Document or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this

Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans, or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Any Lender identified herein as a Documentation Agent or any other title, other than "Agent," "Administrative Agent" and "Collateral Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Facility Document except those applicable to all Lenders as such and except as specifically provided herein. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

         SECTION 11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 12.01) and such instructions of the Required Lenders (or such other percentage) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         SECTION 11.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 12.01) PROVIDED that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders and PROVIDED, FURTHER, that the Agent shall not be required to take any such action which it determines to be contrary to law.

         SECTION 11.04 RIGHTS OF AGENT AS A LENDER. With respect to any Commitments and the Loans made by them, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers (and any of their Affiliates) as if it were not acting as the Agent and the Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, their Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

         SECTION 11.05 INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under SECTION 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Lenders (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under SECTION 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         SECTION 11.06 DOCUMENTS. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

         SECTION 11.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Hawk and its Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of

Hawk or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Hawk or any of its Subsidiaries which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein to anyone.

         SECTION 11.08 FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under SECTION 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 11.09 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and the Agent may be removed at any time with cause by the Required Lenders; PROVIDED that the Borrowers and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 11.10 AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         SECTION 11.11 LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to Hawk or any of its Subsidiaries on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Hawk or any of its Subsidiaries to perform their respective obligations hereunder or under any other Facility Document. The Agent shall have no liability to Hawk or any of its Subsidiaries or to any Lender by reason of any error in the computation of the Borrowing Base.

         SECTION 11.12 TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrowers or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, PROVIDED that the Agent shall promptly notify the Borrowers and the Lenders thereof.

         SECTION 11.13 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrowers' Agent (any such party as appropriate being the "PAYOR") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers are to make payment to the Agent, as the case may be (either such payment being a "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and if such recipients are the Borrowers and the Payor Lender fails to pay the amount thereof to the Agent upon demand, the Borrowers) shall, on demand, repay to the Agent the amount made available to the Borrowers together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Adjusted Base Rate for such period; PROVIDED that as used in this SECTION 11.13, "Required Payment" does not include any amounts due from a Lender to the Agent which are to be settled on the next Settlement Date pursuant to SECTION 2.14, but "Required Payment" shall include as of each Settlement Date any amounts due from a Lender to the Agent as part of the Settlement Amount to be paid on such Settlement Date pursuant to SECTION 2.14.

         SECTION 11.14 WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         SECTION 11.15 SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to, subject to SECTION 11.18, protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.16 PRO RATA TREATMENT OF LOANS, ETC.

         (a) Each Lender shall at all times maintain a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Commitments and Loans.

         (b) Except to the extent otherwise provided, (i) each borrowing under
SECTION 2.02 shall be made from the Lenders and each payment of commitment fees accruing under SECTION 2.15 shall be made for the account of the Lenders, pro rata according to the relative amounts of the Commitments of each Lender and
(ii) each prepayment and payment of principal of or interest on Loans shall be made for the account of the Lenders, pro rata according to each Lender's proportionate share of the principal amount of all Loans then outstanding.

         (c) If the Agent receives funds for application to the Obligations under the Facility Documents under circumstances for which the Facility Documents do not specify the Loans or other Obligations to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's Revolving Credit Commitment Percentage in repayment or prepayment of such of the outstanding Loans or other Obligations owed to such Lender and for application to such principal installments as the Agent shall direct.

         SECTION 11.17 SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim or by any other means (including any receipt of proceeds from the Collateral Account), it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness of the Borrowers.

         SECTION 11.18 ENFORCEMENT OF FACILITY DOCUMENTS. After the Agent has received written notice from any Lender that an Event of Default has occurred and is continuing, the Agent shall, subject to the other provisions of this
ARTICLE 11 and to the terms of the Facility Documents (and subject to the rights, if any, of other persons holding liens on, security interests in or claims to the Collateral which are prior to those of the Security and Pledge Agreement), take such steps toward collection or enforcement of any Facility Document and the Collateral (or any portion thereof), including without limitation an action to enforce the Security Documents, as may be instructed in writing by the Required Lenders, PROVIDED, HOWEVER, that in no event shall the Agent be required, and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to this Agreement (including without limitation this SECTION 11.18) which, in the reasonable opinion of the Agent, would be contrary to law or to the terms of this Agreement or any Facility Document or would subject it or its officers, employees or directors to liability, unless and until the Agent shall be indemnified or tendered security to its satisfaction by the Lenders, ratably as provided in SECTION 11.05, against any and all loss, cost, expense or liability in connection therewith, anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this
SECTION 11.18, the Agent shall not be required to take steps toward the collection of any amounts becoming payable upon any Collateral, or to take any action towards enforcing any Facility Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith. The foregoing provisions of this paragraph shall not be construed to limit the power of the Agent to take any action permitted under any Facility Document to be taken by the Agent, and the Agent may, in accordance with this Agreement, take any aforesaid action without the receipt of indemnity or security or any request therefor and the taking of any such action shall not be construed as a waiver of any provision of this Agreement. Each Lender agrees with the other Lenders and the Agent that (i) such Lender will not take any action whatsoever to enforce any term or provision of any Facility Document or otherwise to realize the benefits of the Collateral, except through the Agent in accordance with this Agreement and (ii) if the Required Lenders shall instruct the Agent pursuant to this SECTION 11.18 to commence action to enforce any Facility Document, such Lender (a) shall not thereafter commence any proceeding of its own seeking payment of the Loans and/or any other Obligation held by such Lender so long as such enforcement action is ongoing and (b) if such a proceeding shall be pending at the time such instructions are given to the Agent, shall promptly (but in no event later than the commencement of such enforcement action) cause such proceeding to be discontinued, PROVIDED that if such Lender shall fail to discontinue such proceeding, the Agent is hereby authorized and directed by such Lender and the other Lenders to commence and maintain such foreclosure action on behalf of such other Lenders (excluding such Lender) and any distribution of amounts required by this Agreement or the Facility Documents shall be made only to such other Lenders and/or the Agent as provided therein and, notwithstanding anything herein or in any Security Document to the contrary, such Lender shall not be entitled to share therein.

         SECTION 11.19 BORROWING BASE STATEMENTS, ETC. The Agent shall provide to the Lenders and the Borrowers' Agent, promptly, but in any event within five
(5) Banking Days after receipt of the reports required under SECTION 6.09, a copy of the computations of the Borrowing Base made by the Agent on the basis of such reports in substantially the same format which has been furnished to the Lenders as of the date of this Agreement; PROVIDED, HOWEVER, that the Agent shall not be liable to the Lenders for the accuracy of any information contained in such statements. The Agent shall provide to the Lenders each Borrowing Base Certificate promptly after receipt thereof from the Borrowers.

         SECTION 11.20 FIELD AUDITS AND INVENTORY APPRAISALS. The Required Lenders may, by written notice to the Agent, accelerate the timing of any scheduled field audit examination or inventory appraisal to be conducted by the Agent and require the Agent to conduct such field audit examination or inventory appraisal before the next scheduled date of performance.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.01 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any of the other Facility Documents may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Lenders, or by the Borrowers and the Agent acting with the consent of the Required Lenders and any provision of this Agreement or the other Facility Documents for the benefit of the Required Lenders or the Agent may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; PROVIDED that no amendment, modification or waiver shall:

         (a) increase the Commitments of any Lender without the written consent of such Lender and the Agent;

         (b) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, interest at the Default Rate), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

         (c) except as provided in SECTION 2.18, postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation other than mandatory prepayments of the Loans required under SECTION 2.04, or any interest thereon, or any fees payable hereunder, or reduce the amount of any such payment, change the maturity date of any Loan, or postpone the scheduled date of expiration of any Commitment, or extend the ultimate expiration date of any Letter of Credit beyond the Termination Date, without the written consent of each Lender directly affected thereby;

         (d) change any of the provisions of this SECTION 12.01, the provisions of SECTION 6.18 or the definition of "Required Lenders," or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Facility Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

         (e) release any Guarantor from its obligations in respect of its guarantee under ARTICLE 10 or release all or substantially all of the Collateral (or terminate all or substantially all of the Liens in favor of the Agent on the Collateral), except as expressly permitted in this Agreement, without the written consent of each Lender; or

         (f) (i) modify the Borrowing Base to increase the advance rate percentages applicable to any category of Collateral included therein, to add new categories of eligible Collateral or to make less restrictive the eligibility criteria applicable to any category of Collateral (other than the adjustment or elimination of reserves in the Agent's reasonable discretion), or
(ii) increase or modify the Fixed Asset Availability, in the case of (i) or
(ii), without the written consent of each Lender and the Agent;

         (g) PROVIDED FURTHER, that any amendment of ARTICLE 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure by any party (Agent, any Lender or the Borrowers) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.02 USURY. It is not the intention of the parties to this Agreement to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Agreement or any Note, the Lenders shall never be entitled to receive, collect or apply, as interest under this Agreement or the Notes, any amount in excess of the maximum amount permitted under applicable law. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such and if principal is paid in full, any remaining excess shall be promptly paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted under applicable law, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable laws, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire term of this Agreement; PROVIDED that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount permitted under applicable law, the Lenders shall refund to the Borrowers the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount permitted under applicable law. This SECTION 12.02 shall control every other inconsistent provision of all agreements among the parties pertaining to the transactions contemplated by or contained in this Agreement, the Notes and any other Facility Document.

         SECTION 12.03 EXPENSES; INDEMNIFICATION. The Borrowers and the Guarantors jointly and severally agree to pay, or to reimburse the Agent or the Lenders, as applicable, for paying: (a) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel to the Agent, in connection with the preparation and administration of this Agreement and the other Facility Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out-of-pocket expenses incurred by the Agent in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all out-of-pocket costs and expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the investigation, enforcement or protection of its rights in connection with this Agreement and the other Facility Documents, including its rights under this SECTION 12.03, or in connection with the Loans made or Letters of Credit issued hereunder following a Default or Event of Default, including in connection with any workout, restructuring or negotiations in respect thereof;
(d) all actual out-of-pocket costs and reasonable expenses and advances incurred by the Agent in the protection of its security interests (including but not limited to reasonable fees and out-of-pocket expenses incurred in perfection of or checking the status of such security interests and examinations to determine the value of Accounts);
(e) all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of or otherwise with respect to this Agreement and the other Facility Documents, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording, perfection or termination of any security interest contemplated hereby or by any other Facility Document or any other document referred to therein; and (f) the amount of any and all out-of-pocket expenses which Agent may incur in connection with the collection of any item deposited in any Controlled Disbursement Account or received by Agent in connection with any Collateral, together with interest on any of the above from the date of such expenditure to the date of repayment in full to Agent at the Adjusted Base Rate. The Borrowers agree, jointly and severally, to indemnify, reimburse, defend and hold harmless the Agent (including in its capacity as Issuing Bank) and each Lender and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PARTY") from and against, any and all losses, liabilities, claims, damages or expenses (including reasonable attorneys' fees and fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of them arising out of or by reason of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any Loan, (iii) the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Borrowers or any Subsidiary or any business conducted thereon and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party. At its option, Agent may charge such costs, expenses and amounts as a Loan pursuant to this Agreement.

         SECTION 12.04 SURVIVAL. The obligations of the Borrowers under SECTION
12.03 shall survive the repayment of the Loans and the termination of the Commitments.

         SECTION 12.05 ASSIGNMENT; PARTICIPATIONS.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or an undivided portion of all of its Commitments, Loans, and all Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Commitments and Loans; (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000; (iii) each such assignment shall be to an Eligible Assignee; (iv) no such assignments shall be permitted without the consent of the Agent (such consent not to be unreasonably withheld or delayed); and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, substantially in the form of EXHIBIT G, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other loan document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.08 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Agent by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain at its JPMorgan Chase Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five
(5) Banking Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender in amounts equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT A or EXHIBIT B as applicable.

         (f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments or Loans and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Facility Document, or any consent to any departure by the Borrowers or any of their Subsidiaries therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral; and (vi) the identity of the participant shall have been approved by the Agent in writing to such Lender.

         (g) Subject to the provisions of SECTION 12.06, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 12.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A.

         SECTION 12.06 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and, telecopied, mailed or delivered or electronically mailed to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, or in the case of electronic mail, upon confirmation of receipt via return electronic mail or telephonically confirmed, in each case given or addressed as aforesaid.

         SECTION 12.07 CONFIDENTIALITY. Each of the Agent and each Lender agrees to maintain the confidentiality of all information provided to it by the Borrowers relating to the Borrowers or their business in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; except that the Agent and each Lender may disclose such information (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors; (b) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement that has agreed to maintain the confidentiality of such information on terms described in this SECTION 12.07 and any such assignee, participant, potential assignee or potential participant may disclose such information to its directors, officers, employees and agents, including accountants, legal counsel and other advisors; (c) to the extent required or requested by any Governmental Authority; (d) to the extent required by applicable laws or regulations or by any subpoena, court decree or similar legal process; (e) in connection with the exercise of any right or remedy under the Facility Documents or at law or equity or in connection with any litigation to which the Agent or such Lender is a party; (f) to any other party to this Agreement; (g) with the consent of the Borrowers' Agent; (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this SECTION 12.07 or (ii) becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Borrowers. Any Person required to maintain the confidentiality of information as provided in this SECTION 12.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

         SECTION 12.08 TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         SECTION 12.09 SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         SECTION 12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 12.11 GOVERNING LAW. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

         SECTION 12.12 INCORPORATION BY REFERENCE; CONFLICTS. The rights and remedies of Agent and the Lenders under the other Facility Documents are incorporated herein by reference and the rights and remedies of the Agent and the Lenders under this Agreement and all of the terms of this Agreement, are likewise incorporated in the other Facility Documents by reference. In the case of any conflict between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern.

         SECTION 12.13 JURISDICTION, VENUE AND SERVICE. For purposes of this Agreement, each of the Borrowers hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the County of New York, State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED a reasonable time for appearance is allowed, in connection with any action or proceeding arising out of; under or relating to this Agreement or the Facility Documents. At the option of the Agent, upon the instructions of the Required Lenders, the Borrowers may be joined in any action or proceeding commenced by the Agent or the Lenders against any Borrower or Guarantor in connection with or based on the Security Documents, and recovery may be had against the Borrowers in such action or proceeding or in any independent action or proceeding against the Borrowers, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against any Borrower or Guarantor. Each of the Borrowers hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of; under or relating to this Agreement or any Facility Document brought in any federal or state court located in the County of New York, State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 12.14 WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE DOCUMENTATION AGENTS, THE LENDERS, THE GUARANTORS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENT, THE LENDERS, THE GUARANTORS AND THE BORROWERS WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENT, THE DOCUMENTATION AGENTS, THE LENDERS, THE GUARANTORS AND THE

BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE FREELY MADE.

                            (SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       BORROWERS:

                                       HAWK CORPORATION
                                       ALLEGHENY CLEARFIELD, INC.
                                       FRICTION PRODUCTS CO.
                                       HAWK MOTORS, INC.
                                       HELSEL, INC.
                                       LOGAN METAL STAMPINGS, INC.
                                       NET SHAPE TECHNOLOGIES LLC
                                       QUARTER MASTER INDUSTRIES, INC.
                                       S.K. WELLMAN CORP.
                                       SINTERLOY CORPORATION
                                       TEX RACING ENTERPRISES, INC.


                                       By: /s/ Thomas A. Gilbride
                                          --------------------------------------
                                           Thomas A. Gilbride
                                           Vice President - Finance & Treasurer

                                             Address for Notices:
                                             200 Public Square
                                             Suite 30-5000
                                             Cleveland, Ohio  44114
                                             Attention:  Vice President-Finance
                                             Facsimile:  (216) 861-4546

                                       GUARANTORS:

                                       S.K. WELLMAN HOLDINGS, INC.
                                       HAWK PRECISION COMPONENTS GROUP, INC.
                                       HAWK MIM, INC.


                                       By: /s/ Thomas A. Gilbride
                                          --------------------------------------
                                          Thomas A. Gilbride
                                          Vice President - Finance & Treasurer

                                            Address for Notices:
                                            200 Public Square
                                            Suite 30-5000
                                            Cleveland, Ohio  44114
                                            Attention:  Vice President-Finance
                                            Facsimile:  (216) 861-4546

                                       AGENT:

                                       JPMORGAN CHASE BANK, as Administrative
                                       and Collateral Agent, Issuing Bank and
                                       Arranger


                                       By: /s/ Dale A. Pensgen
                                          --------------------------------------
                                          Dale A. Pensgen
                                          Vice President

                                            Address for Notices:
                                            One Chase Square, CS-5
                                            Rochester, New York  14643
                                            Attention:  Dale A. Pensgen
                                            Facsimile:  (585) 258-7440

                                       LENDERS:
                                       JPMORGAN CHASE BANK



                                       By: /s/ Dale A. Pensgen
                                          --------------------------------------
                                          Dale A. Pensgen
                                          Vice President

                                            Address for Notices:
                                            One Chase Square, CS-5
                                            Rochester, New York  14643
                                            Attention:  Dale A. Pensgen
                                            Facsimile:  (585) 258-7440

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By: /s/ James V. Cannella
                                           -------------------------------------
                                           James V. Cannella
                                           -------------------------------------
                                           Vice President
                                           -------------------------------------

                                           Address for Notices:
                                           One PNC Plaza
                                           249 Fifth Ave.
                                           Pittsburgh, PA  15222
                                           Attention:  Mark D. Hefferan
                                           Facsimile:  (412) 768-4369

                                       FLEET CAPITAL CORP.



                                       By: /s/ Michael P. Shiplett
                                           -------------------------------------
                                           Michael P. Shiplett
                                           -------------------------------------
                                           Vice President
                                           -------------------------------------

                                           Address for Notices:
                                           One South Wacker Street
                                           Suite 1400
                                           Chicago, IL  60606
                                           Attention:  Dave Lehner
                                           Fax:  (312) 332-6537

                                       J.P. MORGAN BUSINESS CREDIT CORP., as
                                       Advisor



                                       By: /s/ Kenneth A. Horner
                                          --------------------------------------
                                          Kenneth A. Horner
                                          Director

                                               Address for Notices:
                                               250 West Huron Road, Suite 520
                                               Cleveland, Ohio  44113
                                               Attention:  Kenneth A. Horner
                                               Facsimile:  (216) 479-2732

                                  SCHEDULE 2.01

                             LENDERS AND COMMITMENTS
                             -----------------------


------------------------------------------------------------------------------------------------------------------------------------
      NAME OF LENDER         REVOLVING CREDIT   REVOLVING CREDIT        CAPEX      CAPEX COMMITMENT             LENDING OFFICE
                                COMMITMENT         COMMITMENT        COMMITMENT       PERCENTAGE
                                  AMOUNT           PERCENTAGE          AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
    JPMorgan Chase Bank       18,867,924.52          37.736%        1,132,075.48        37.736%      One Chase Square, CS-5
                                                                                                     Rochester, New York  14643
                                                                                                     Contact:  Dale A. Pensgen
                                                                                                     Phone:  (585) 258-6194
                                                                                                     Facsimile:  (585) 258-7440
------------------------------------------------------------------------------------------------------------------------------------
 PNC Bank, National Assoc.    15,566,037.74          31.132%         933,962.26         31.132%      2 Tower Center; 8th Floor
                                                                                                     East Brunswick, NJ  08816
                                                                                                     Attn: Pat Loprete
                                                                                                     Phone:  (732) 220-4368
                                                                                                     Facsimile:  (732) 220-4399
------------------------------------------------------------------------------------------------------------------------------------
    Fleet Capital Corp.       15,566,037.74          31.132%         933,962.26         31.132%      20800 Swenson Drive
                                                                                                     Suite 350
                                                                                                     Waukesha, WI  53186
                                                                                                     Attn:  Ann Dempsey
                                                                                                     Phone:  262-798-4816
                                                                                                     Fax:  262-798-4883
------------------------------------------------------------------------------------------------------------------------------------
           Total               $50,000,000        100.0000000%       $3,000,000      100.0000000%
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 4.01(a)

                               SECURITY DOCUMENTS
                               ------------------

Executed copies of the following documents shall be delivered at the Closing:

1.       Security and Pledge Agreement by Hawk Corporation and its Domestic
         Subsidiaries
2.       Patent Security Agreements by each of the following:
         a.       Hawk Corporation; and
         b.       S.K. Wellman Corp.
3.       Trademark Security Agreements by each of the following:
         a.       Hawk Corporation;
         b.       Quarter Master Industries, Inc.;
         c.       Tex Racing Enterprises, Inc.;
         d.       S.K. Wellman Corp.;
         e.       Hawk Precision Components Group, Inc.; and
         f.       Hawk Motors, Inc.
4.       Mortgages on the following locations:
         a.       Campbellsburg, Washington County, Indiana;
         b.       Jefferson County, Pennsylvania;
         c.       Brook Park, Cuyahoga County, Ohio;
         d.       City of Medina, County of Medina, Ohio;
         e.       City of Akron, Summit County, Ohio;
         f.       City of Alton, Madison County, Illinois;
         g.       Lawrence Township, Clearfield County, Pennsylvania

                                                                       EXHIBIT A

                                     FORM OF
                              REVOLVING CREDIT NOTE

$[__________]                                                   [Date]

         Hawk Corporation, a Delaware corporation ("HAWK") and the Domestic Subsidiaries of Hawk party to the Credit Agreement referred to below as Borrowers (collectively with Hawk, the "BORROWERS"), for value received, hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the "LENDER") at the office of the Agent at [ADDRESS], for the account of the Lender, the principal sum of

   [________________________________] MILLION AND 00/100 DOLLARS ($_________)

or, if less, the amount of Revolving Credit Loans loaned by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of the Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in such Credit Agreement.

         This is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of October 18, 2002 among the Borrowers, certain Subsidiaries of Hawk, as Guarantors, the lenders party thereto (including the Lender), JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, PNC Bank, National Association, as a Documentation Agent, and Fleet Capital Corp., as a Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and evidences the Revolving Credit Loans made by the Lender to the Borrowers thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified herein.

         The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         Pursuant to Section 5-1401 of the New York General Obligations law, this Note, including the validity hereof and the rights of the Lender and obligations of the Borrowers hereunder, shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                       BORROWERS:

                                       HAWK CORPORATION
                                       ALLEGHENY CLEARFIELD, INC.
                                       FRICTION PRODUCTS CO.
                                       HAWK MOTORS, INC.
                                       HELSEL, INC.
                                       LOGAN METAL STAMPINGS, INC.
                                       NET SHAPE TECHNOLOGIES LLC
                                       QUARTER MASTER INDUSTRIES, INC.
                                       S.K. WELLMAN CORP.
                                       SINTERLOY CORPORATION
                                       TEX RACING ENTERPRISES, INC.


                                       By:
                                          --------------------------------------
                                          Thomas A. Gilbride
                                          Vice President - Finance & Treasurer

                                                                       EXHIBIT B

                               FORM OF CAPEX NOTE

$[__________]                                                    [Date]

         Hawk Corporation, a Delaware corporation ("HAWK") and the Domestic Subsidiaries of Hawk party to the Credit Agreement referred to below as Borrowers (collectively with Hawk, the "BORROWERS"), for value received, hereby jointly and severally promise to pay to the order of [NAME OF LENDER] (the "LENDER") at the office of the Agent at [ADDRESS], for the account of the Lender, the principal sum of

   [________________________________] MILLION AND 00/100 DOLLARS ($_________)

or, if less, the amount of CapEx Loans loaned by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also jointly and severally promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of the Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in such Credit Agreement.

         This is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of October 18, 2002 among the Borrowers, certain Subsidiaries of Hawk, as Guarantors, the lenders party thereto (including the Lender), JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, PNC Bank, National Association, as a Documentation Agent, and Fleet Capital Corp., as a Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and evidences the CapEx Loans made by the Lender to the Borrowers thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified herein.

         The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its joint and several liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Borrower or Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         Pursuant to Section 5-1401 of the New York General Obligations law, this Note, including the validity hereof and the rights of the Lender and obligations of the Borrowers hereunder, shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                       BORROWERS:

                                       HAWK CORPORATION
                                       ALLEGHENY CLEARFIELD, INC.
                                       FRICTION PRODUCTS CO.
                                       HAWK MOTORS, INC.
                                       HELSEL, INC.
                                       LOGAN METAL STAMPINGS, INC.
                                       NET SHAPE TECHNOLOGIES LLC
                                       QUARTER MASTER INDUSTRIES, INC.
                                       S.K. WELLMAN CORP.
                                       SINTERLOY CORPORATION
                                       TEX RACING ENTERPRISES, INC.


                                       By:
                                          --------------------------------------
                                          Thomas A. Gilbride
                                          Vice President - Finance & Treasurer

                                                                       EXHIBIT C

                          FORM OF SOLVENCY CERTIFICATE

                                                                       EXHIBIT D

                      FORM OF LANDLORD'S WAIVER AND CONSENT

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       EXHIBIT F

                         FORM OF MONTHLY BORROWING BASE
                                   CERTIFICATE

                                                                       EXHIBIT G

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of October 18, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Hawk Corporation, a Delaware corporation ("HAWK") and the Domestic Subsidiaries of Hawk party to the Credit Agreement as Borrowers (collectively with Hawk, the "BORROWERS"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative and Collateral Agent, Issuing Bank and Arranger, J.P. Morgan Business Credit Corp., as Advisor, PNC Bank, National Association, as a Documentation Agent, and Fleet Capital Corp., as a Documentation Agent.

         The "Assignor" and the "Assignee" referred to on SCHEDULE 1 hereto agree as follows:

         1._______The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interests specified on SCHEDULE 1 hereto of all outstanding rights and obligations under the Credit Agreement in respect of the Loans, as specified on SCHEDULE 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitment, the amount of the Loans owing to the Assignee will be as set forth on SCHEDULE 1 hereto.

         2._______The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in amounts equal to the Commitments, assumed by the Assignee pursuant hereto and, to the extent the Assignor has retained any Commitment, to the order of the Assignor in amounts equal to the Commitment, respectively, retained by the Assignor under the Credit Agreement as specified on SCHEDULE 1 hereto.

         3._______The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee;

(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto; and (vii) attaches any U.S. Internal Revenue Service forms or other forms required under the Credit Agreement.

         4._______Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for approval by the Agent and acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on SCHEDULE 1 hereto.

         5._______Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6._______Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7._______This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         8._______This Assignment and Acceptance shall be governed and construed by the laws of the State of New York.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on SCHEDULE 1 annexed hereto.


[Assignor]                               [Assignee]


By:                                      By:
   ------------------------------           ------------------------------------
Name:                                    Name:
     ----------------------------             ----------------------------------
Title:                                   Title:
      ---------------------------              ---------------------------------



                                         Acknowledged and Approved:

                                         JPMORGAN CHASE BANK,
                                         as Agent


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   SCHEDULE I

                          TO ASSIGNMENT AND ACCEPTANCE
           RELATING TO CREDIT AGREEMENT, DATED AS OF OCTOBER 18, 2002,
                             AMONG HAWK CORPORATION,
    CERTAIN OF ITS DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES AS CO-BORROWERS,
           THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, AS AGENT



Name of Assignor:
Name of Assignee:
Effective Date of Assignment:


Principal Amount of Revolving  Principal Amount of Revolving       Principal Amount of  Principal Amount of     Percent of
 Credit Commitment Assigned     Credit Commitment Retained          CapEx Commitment      CapEx Commitment    Facility Assigned
 --------------------------     --------------------------             Assigned               Retained        -----------------
                                                                       --------               --------
              $                              $                            $                       $                   %

                                                                       EXHIBIT H

                          FORM OF AUTHORIZATION LETTER

                                                                       EXHIBIT I

                                  PRICING GRID


------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------
    Level       Leverage Ratio        Eurodollar          Eurodollar       Base Rate Margin   Base Rate Margin       Applicable
                                    Margin- Letters         Margin -         - Revolving        - Revolving       Commitment Fee
                                     of Credit and      Revolving Credit     Credit Loans     Credit Loans that        Rate
                                    Revolving Credit     Loans that are     other than the     are part of the
                                    Loans other than   part of the Fixed     Fixed Asset        Fixed Asset
                                    the Fixed Asset      Asset Advance         Advance          Advance and
                                       Advance          and CapEx Loans                         CapEx Loans
------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------
      1         4.75 to 1.00 or           325                 375               50 bps             100 bps             50 bps
                   higher
------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      2         4.00 to 1.00 or           275                 325               25 bps              75 bps            37.5 bps
               greater and less
               than 4.75 to 1.00
------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      3         3.00 to 1.00 or           250                 300               0 bps               50 bps            37.5 bps
               greater and less
               than 4.00 to 1.00
------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      4           Below 3.00 to           225                 275               0 bps               50 bps             25 bps
                     1.00
------------- -------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                                                       EXHIBIT J
                      FORM OF SECURITY AND PLEDGE AGREEMENT

                                                                       EXHIBIT K
                            FORM OF WEEKLY COLLATERAL
                                   CERTIFICATE

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

ARTICLE 1             DEFINITIONS; ACCOUNTING TERMS................................................................1

         Section 1.01          Definitions.........................................................................1

         Section 1.02          Accounting Principles..............................................................26

         Section 1.03          Directly or Indirectly.............................................................26

         Section 1.04          Construction.......................................................................26

         Section 1.05          Joint and Several Obligations; Borrowers' Agent....................................27

         Section 1.06          Times of Day.......................................................................27

ARTICLE 2             THE CREDIT..................................................................................27

         Section 2.01          Loans and Letters of Credit........................................................27

         Section 2.02          Funding of Loans...................................................................28

         Section 2.03          Principal Repayment of Loans.......................................................29

         Section 2.04          Mandatory Prepayments..............................................................30

         Section 2.05          Interest...........................................................................32

         Section 2.06          Eurodollar Interest Periods........................................................33

         Section 2.07          Conversions........................................................................33

         Section 2.08          Voluntary Prepayments..............................................................34

         Section 2.09          Uncollected Funds Compensation.....................................................34

         Section 2.10          Voluntary Termination of Commitments...............................................34

         Section 2.11          Certain Notices....................................................................35

         Section 2.12          Calculation of Borrowing Base......................................................35

         Section 2.13          Letters of Credit..................................................................35

         Section 2.14          Settlement Between Agent and Lenders...............................................36

         Section 2.15          Fees...............................................................................37

         Section 2.16          Payments Generally.................................................................38

         Section 2.17          Purpose............................................................................38

         Section 2.18          Extension of the Scheduled Maturity Date...........................................39

ARTICLE 3             YIELD PROTECTION; ILLEGALITY; ETC...........................................................41

         Section 3.01          Additional Costs...................................................................41

         Section 3.02          Limitation on Types of Loans.......................................................42

         Section 3.03          Illegality.........................................................................43

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----


         Section 3.04          Certain Base Rate Loans pursuant to Sections 3.01 and 3.03.........................43

         Section 3.05          Certain Compensation...............................................................43

         Section 3.06          Mitigation Obligations.............................................................44

         Section 3.07          Taxes..............................................................................44

ARTICLE 4             CONDITIONS PRECEDENT........................................................................45

         Section 4.01          Conditions Precedent to the Initial Loans..........................................45

         Section 4.02          Additional Conditions Precedent....................................................49

         Section 4.03          Deemed Representations.............................................................50

ARTICLE 5             REPRESENTATIONS AND WARRANTIES..............................................................50

         Section 5.01          Organization, Good Standing and Due Qualification..................................50

         Section 5.02          Power and Authority; No Conflicts..................................................50

         Section 5.03          Legally Enforceable Agreements.....................................................50

         Section 5.04          Litigation.........................................................................51

         Section 5.05          Financial Statements...............................................................51

         Section 5.06          Ownership and Liens................................................................52

         Section 5.07          Existing Indebtedness..............................................................52

         Section 5.08          Taxes..............................................................................53

         Section 5.09          ERISA..............................................................................53

         Section 5.10          Subsidiaries and Affiliates........................................................53

         Section 5.11          Operation of Business..............................................................53

         Section 5.12          No Default on Outstanding Judgments or Orders......................................54

         Section 5.13          No Defaults on Other Agreements....................................................54

         Section 5.14          Labor Matters......................................................................54

         Section 5.15          Investment Company Act; Holding Company Act........................................55

         Section 5.16          Environmental Matters..............................................................55

         Section 5.17          Regulation U.......................................................................55

         Section 5.18          No Guaranties or Indemnities.......................................................55

         Section 5.19          Bank Accounts......................................................................55

         Section 5.20          Trade Relations....................................................................55

         Section 5.21          True and Complete Disclosure.......................................................56

ARTICLE 6             AFFIRMATIVE COVENANTS.......................................................................56

         Section 6.01          Maintenance of Existence...........................................................56

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----

         Section 6.02          Conduct of Business................................................................56

         Section 6.03          Maintenance of Properties..........................................................56

         Section 6.04          Maintenance of Records; Fiscal Year................................................56

         Section 6.05          Maintenance of Insurance...........................................................56

         Section 6.06          Compliance with Laws; Payment of Taxes.............................................56

         Section 6.07          Right of Inspection................................................................57

         Section 6.08          Reporting Requirements.............................................................57

         Section 6.09          Special Periodic Reports...........................................................59

         Section 6.10          Field Audits; Inventory Appraisals.................................................59

         Section 6.11          Cooperation and Further Assurance..................................................60

         Section 6.12          Deposits Into Collateral Account...................................................60

         Section 6.13          Lock Box Operation.................................................................60

         Section 6.14          Landlords Waivers..................................................................60

         Section 6.15          Real Property Financing............................................................60

         Section 6.16          Existing Leases....................................................................60

         Section 6.17          Additional Borrowers and Guarantors................................................61

         Section 6.18          Pre-Exchange Notes.................................................................61

         Section 6.19          Rank; Most Favored Covenant Status; Guaranties.....................................61

ARTICLE 7             NEGATIVE COVENANTS..........................................................................62

         Section 7.01          Sale of Assets.....................................................................62

         Section 7.02          Stock of Subsidiaries, Etc.........................................................63

         Section 7.03          Mergers, Etc.......................................................................63

         Section 7.04          Dividends and Stock Repurchases; Management Fees...................................63

         Section 7.05          Liens..............................................................................63

         Section 7.06          Transactions with Affiliates.......................................................64

         Section 7.07          Hazardous Materials; Indemnification...............................................65

         Section 7.08          Acquisitions.......................................................................65

         Section 7.09          Subsidiaries.......................................................................65

         Section 7.10          Certain Investments................................................................65

         Section 7.11          Indebtedness.......................................................................65

         Section 7.12          Guaranties, Etc....................................................................66

         Section 7.13          Other Indebtedness.................................................................66

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----

         Section 7.14          Restrictive Agreements.............................................................66

ARTICLE 8             FINANCIAL COVENANTS.........................................................................67

         Section 8.01          Minimum Fixed Charge Coverage Ratio................................................67

         Section 8.02          Minimum EBITDA.....................................................................67

         Section 8.03          Maximum Leverage Ratio.............................................................67

         Section 8.04          Maximum Capital Expenditures.......................................................67

ARTICLE 9             EVENTS OF DEFAULT...........................................................................67

         Section 9.01          Events of Default..................................................................67

         Section 9.02          Remedies...........................................................................69

ARTICLE 10            GUARANTY....................................................................................70

         Section 10.01         The Guarantee......................................................................70

         Section 10.02         Obligations Unconditional..........................................................70

         Section 10.03         Reinstatement......................................................................71

         Section 10.04         Subrogation; Subordination.........................................................71

         Section 10.05         Remedies...........................................................................72

         Section 10.06         Instrument for the Payment of Money................................................72

         Section 10.07         Continuing Guarantee...............................................................72

         Section 10.08         General Limitation on Guarantee Obligations........................................72

ARTICLE 11            RELATIONS AMONG AGENT AND LENDERS...........................................................72

         Section 11.01         Appointment, Powers and Immunities of Agent........................................72

         Section 11.02         Reliance by Agent..................................................................73

         Section 11.03         Defaults...........................................................................73

         Section 11.04         Rights of Agent as a Lender........................................................74

         Section 11.05         Indemnification of Agent...........................................................74

         Section 11.06         Documents..........................................................................74

         Section 11.07         Non-Reliance on Agent and Other Lenders............................................74

         Section 11.08         Failure of Agent to Act............................................................75

         Section 11.09         Resignation or Removal of Agent....................................................75

         Section 11.10         Amendments Concerning Agency Function..............................................75

         Section 11.11         Liability of Agent.................................................................75

         Section 11.12         Transfer of Agency Function........................................................76

         Section 11.13         Non-Receipt of Funds by the Agent..................................................76

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----

         Section 11.14         Withholding Taxes..................................................................76

         Section 11.15         Several Obligations and Rights of Lenders..........................................76

         Section 11.16         Pro Rata Treatment of Loans, Etc...................................................77

         Section 11.17         Sharing of Payments Among Lenders..................................................77

         Section 11.18         Enforcement of Facility Documents..................................................77

         Section 11.19         Borrowing Base Statements, Etc.....................................................78

         Section 11.20         Field Audits and Inventory Appraisals..............................................78

ARTICLE 12            MISCELLANEOUS...............................................................................79

         Section 12.01         Amendments and Waivers.............................................................79

         Section 12.02         Usury..............................................................................80

         Section 12.03         Expenses; Indemnification..........................................................80

         Section 12.04         Survival...........................................................................81

         Section 12.05         Assignment; Participations.........................................................81

         Section 12.06         Notices............................................................................84

         Section 12.07         Confidentiality....................................................................84

         Section 12.08         Table of Contents; Headings........................................................84

         Section 12.09         Severability.......................................................................84

         Section 12.10         Counterparts.......................................................................84

         Section 12.11         Governing Law......................................................................85

         Section 12.12         Incorporation By Reference; Conflicts..............................................85

         Section 12.13         Jurisdiction, Venue and Service....................................................85

         Section 12.14         Waiver of Jury Trial...............................................................85

                             EXHIBITS AND SCHEDULES

Exhibit A                -   Form of Revolving Credit Note
Exhibit B                -  Form of CapEx Note
Exhibit C                -  Form of Solvency Certificate
Exhibit D                -  Form of Landlord's Waiver and Consent
Exhibit E                -  Form of Compliance Certificate
Exhibit F                -  Form of Borrowing Base Certificate
Exhibit G                -  Form of Assignment and Acceptance
Exhibit H                -  Form of Authorization Letter
Exhibit I                -   Pricing Grid
Exhibit J                -   Form of Security and Pledge Agreement
Exhibit K                -   Form of Weekly Collateral Certificate


Schedule 2.01            -  Lenders and Commitments
Schedule 2.17            -  Indebtedness to be Refinanced
Schedule 4.01(a)         -  Security Documents
Schedule 4.01(b)         -  Foreign Jurisdictions
Schedule 5.04            -  Litigation
Schedule 5.07            -  Existing Indebtedness
Schedule 5.09            -  Pension Plans
Schedule 5.10            -  Subsidiaries and Affiliates; Capitalization
Schedule 5.11            -  Properties
Schedule 5.14            -  Labor and Employment Matters
Schedule 5.16            -  Environmental Matters
Schedule 5.19            -  Bank Accounts
Schedule 6.15(a)         -  Landlord Waivers
Schedule 7.05            -  Existing Liens
Schedule 7.06            -  Transactions with Affiliates
Schedule 7.11            -  Certain Indebtedness Permitted to Remain Outstanding